UNITED STATES SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Kirby Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KIRBY CORPORATION

Notice of 2012

Annual Meeting of Stockholders

and

Proxy Statement

Meeting Date: April 24, 2012

YOUR VOTE IS IMPORTANT

PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN

YOUR PROXY CARD IN THE ENCLOSED ENVELOPE

KIRBY CORPORATION

55 Waugh Drive, Suite 1000

P. O. Box 1745

Houston, Texas 77251-1745

March 7, 2012

Dear Fellow Stockholders:

On behalf of the Board of Directors, we cordially invite you to attend the 2012 Annual Meeting of Stockholders of Kirby Corporation to be held on Tuesday, April 24, 2012, at 10:00 a.m. (CDT). The meeting will be held at 55 Waugh Drive, 9th Floor, Houston, Texas 77007. We look forward to personally greeting those stockholders who will be able to attend the meeting.

This booklet contains the notice of the Annual Meeting and the Proxy Statement, which contains information about the proposals to be voted on at the meeting, Kirby’s Board of Directors and its committees and certain executive officers. This year you are being asked to elect three Class II directors, approve amendments to Kirby’s 2005 Stock and Incentive Plan, approve an amendment to Kirby’s 2000 Nonemployee Director Stock Plan, ratify the Audit Committee’s selection of KPMG LLP as Kirby’s independent registered public accounting firm for 2012 and cast an advisory vote on executive compensation.

In addition to the formal proposals to be brought before the Annual Meeting, there will be a report on our Company’s operations, followed by a question and answer period.

Your vote is important. Please ensure that your shares will be represented at the meeting by completing, signing and returning your proxy card in the envelope provided whether or not you plan to attend personally.

Thank you for your continued support and interest in Kirby Corporation.

Sincerely,

JOSEPH H. PYNE
Chairman of the Board and Chief Executive Officer

KIRBY CORPORATION

55 Waugh Drive, Suite 1000

P. O. Box 1745

Houston, Texas 77251-1745

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, April 24, 2012
Time:	10:00 a.m. CDT
Place:	55 Waugh Drive
9th Floor
Houston, Texas 77007

Proposals to be voted on at the Kirby Corporation 2012 Annual Meeting of Stockholders are as follows:

1.  Election of three Class II directors;

2.  Approval of amendments to Kirby’s 2005 Stock and Incentive Plan;

3.  Approval of an amendment to Kirby’s 2000 Nonemployee Director Stock Plan;

4.  Ratification of the Audit Committee’s selection of KPMG LLP as Kirby’s independent registered public accounting firm for 2012;

5.  Advisory vote on the approval of the compensation of Kirby’s named executive officers; and

6.  Consideration of any other business that properly comes before the meeting.

You have the right to receive this notice and vote at the Annual Meeting if you were a stockholder of record at the close of business on March 1, 2012. Please remember that your shares cannot be voted unless you sign and return the enclosed proxy card, vote in person at the Annual Meeting, or make other arrangements to vote your shares.

We have enclosed a copy of Kirby Corporation’s 2011 Annual Report to stockholders with this notice and Proxy Statement.

For the Board of Directors,

THOMAS G. ADLER
Secretary

March 7, 2012

KIRBY CORPORATION

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Kirby Corporation (the “Company”) to be voted at the Annual Meeting of Stockholders to be held at 55 Waugh Drive, 9th Floor, Houston, Texas, on April 24, 2012, at 10:00 a.m. (CDT).

Whenever we refer in this Proxy Statement to the Annual Meeting, we are also referring to any meeting that results from an adjournment or postponement of the Annual Meeting. The Notice of Annual Meeting, this Proxy Statement, the proxy card and the Company’s Annual Report, which includes the Annual Report on Form 10-K for 2011, are being mailed to stockholders on or about March 19, 2012.

SOLICITATION OF PROXIES

The Proxy Card

Your shares will be voted as specified on the enclosed proxy card. If a proxy is signed without choices specified, those shares will be voted for the election of the Class II directors named in this Proxy Statement, for the approval of amendments to Kirby’s 2005 Stock and Incentive Plan, for the approval of an amendment to Kirby’s 2000 Nonemployee Director Stock Plan, for the ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2012, for the approval on an advisory basis of executive compensation and at the discretion of the proxies on other matters.

You are encouraged to complete, sign and return the proxy card even if you expect to attend the meeting. If you sign a proxy card and deliver it to us, but then want to change your vote, you may revoke your proxy at any time prior to the Annual Meeting by sending us a written revocation or a new proxy, or by attending the Annual Meeting and voting your shares in person.

Cost of Soliciting Proxies

The cost of soliciting proxies will be paid by the Company. The Company has retained Georgeson Inc. to solicit proxies at an estimated cost of $6,000, plus out-of-pocket expenses. Employees of the Company may also solicit proxies, for which the expense would be nominal and borne by the Company. Solicitation may be by mail, facsimile, electronic mail, telephone or personal interview.

VOTING

Stockholders Entitled to Vote

Stockholders of record at the close of business on March 1, 2012 will be entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on March 1, 2012, the Company had 55,847,317 outstanding shares of common stock. Each share of common stock is entitled to one vote on each matter to come before the meeting.

Quorum and Votes Necessary to Adopt Proposals

In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present. Abstentions and proxies returned by brokerage firms for which no voting instructions have been received from their beneficial owners will be counted for the purpose of determining whether a quorum is present. A majority of the votes cast (not counting abstentions and broker nonvotes) is required for the election of directors (Proposal 1). A majority of the outstanding shares entitled to vote that are represented at the meeting in person or by proxy is required for the approval of the proposed amendments to the Company’s 2005 Stock and Incentive Plan and the Company’s 2000 Nonemployee Director Stock Plan (Proposals 2 and 3, respectively) and ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2012 (Proposal 4). Proposal 5 is a non-binding advisory vote on executive compensation and therefore there is no voting standard for that proposal, since the voting results will be informational only.

Please note that if your shares are held in the name of a brokerage firm on your behalf, your broker may not vote your shares on the election of directors or the matters related to executive compensation without voting instructions from you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2012

This Proxy Statement and the Company’s 2011 Annual Report, which includes the Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), are available electronically at www.edocumentview.com/kex.

The following proposals will be considered at the meeting:

Proposal 1 —	Election of three Class II directors

Proposal 2 —	Approval of amendments to the Company’s 2005 Stock and Incentive Plan

Proposal 3 —	Approval of an amendment to the Company’s 2000 Nonemployee Director Stock Plan

Proposal 4 —	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2012

Proposal 5 —	Advisory vote on the approval of the compensation of the Company’s named executive officers

The Board of Directors of the Company unanimously recommends that you vote “FOR” the Board’s nominees for director, “FOR” approval of amendments to our 2005 Stock and Incentive Plan, “FOR” approval of an amendment to our 2000 Nonemployee Director Stock Plan, “FOR” the selection of KPMG as our independent registered public accounting firm for 2012 and “FOR” approval of our executive compensation.

ELECTION OF DIRECTORS (PROPOSAL 1)

The Bylaws of the Company provide that the Board shall consist of not fewer than three nor more than fifteen members and that, within those limits, the number of directors shall be determined by the Board. The Bylaws further provide that the Board shall be divided into three classes, with the classes being as nearly equal in number as possible and with one class being elected each year for a three-year term. The size of the Board is currently set at ten. Three Class II directors are to be elected at the 2012 Annual Meeting to serve until the Annual Meeting of Stockholders in 2015.

Each nominee named below is currently serving as a director and each has consented to serve for the new term if elected. If any nominee becomes unable to serve as a director, an event currently not anticipated, the persons named as proxies in the enclosed proxy card intend to vote for a nominee selected by the present Board to fill the vacancy.

In addition to satisfying, individually and collectively, the Company’s Criteria for the Selection of Directors discussed under the “THE BOARD OF DIRECTORS — Governance Committee” below, each of the directors has extensive experience with the Company or in a business similar to one or more of the Company’s principal businesses or the principal businesses of significant customers of the Company. The brief biographies of each of the nominees and continuing directors below includes a summary of the particular experience and qualifications that led the Board to conclude that he should serve as a director.

Nominees for Election

The Board of Directors of the Company unanimously recommends that you vote “FOR” the election of each of the following nominees as a director.

Nominees for Election as Class II directors to serve until the Annual Meeting of Stockholders in 2015

Bob G. Gower	Director since 1998
Houston, Texas	Age 74

Mr. Gower is a private investor. He has served as Chairman of the Board of Ensysce Biosciences, Inc., a company developing cancer therapeutics using nanotechnology, since 2008. Mr. Gower serves as Chairman of the Audit Committee, is a member of the Executive Committee and Compensation Committee, and has been chosen by the non-management directors to serve as the presiding director at executive sessions of the non-management directors.

Mr. Gower has 46 years of experience in the chemical business, including 11 years as the Chief Executive Officer of Lyondell Petrochemical Company. The transportation of petrochemicals generates a major portion of the Company’s marine transportation revenues and Mr. Gower’s knowledge of the chemical business is valuable to the Board.

Monte J. Miller	Director since 2006
Durango, Colorado	Age 68

Mr. Miller is a consultant and private investor. He served as Executive Vice President, Chemicals, of Flint Hills Resources, LP (“Flint Hills”), a company engaged in crude oil refining, transportation and marketing, and the production of petrochemicals, from 2003 to 2006. From 1999 to 2003, he was Senior Vice President of Koch Chemical Company, a predecessor company of Flint Hills. Mr. Miller serves as a member of the Compensation Committee and Governance Committee.

Mr. Miller has 30 years of experience in the petrochemical and refining business. A significant volume of petrochemical products is transported coastwise and on the inland waterways and petrochemicals represent a major portion of the Company’s business, so Mr. Miller’s extensive knowledge about petrochemical and refining companies, which constitute a substantial part of the Company’s customer base, as well as the products they ship and the end users of the products, is valuable to the Board. He also has experience in developing and administering incentive compensation programs at companies similar in size to the Company.

Joseph H. Pyne	Director since 1988
Houston, Texas	Age 64

Mr. Pyne is the Chairman of the Board and Chief Executive Officer of the Company. He serves as a member of the Executive Committee.

Mr. Pyne has been with the Company for 34 years, having served as President of its principal marine transportation subsidiary prior to becoming President and Chief Executive Officer of the Company. In April

2010, he was elected Chairman of the Board, President and Chief Executive Officer of the Company and in April 2011 was elected Chairman of the Board and Chief Executive Officer of the Company. He has primary responsibility for the business and strategic direction of the Company and is an essential link between the Board and the Company’s day-to-day operations. Mr. Pyne has overall knowledge of all aspects of the Company, its operations, customers, financial condition and strategic planning. With the retirement of C. Berdon Lawrence as Chairman of the Board of the Company in April 2010, Mr. Pyne is the only management representative on the Board.

Directors Continuing in Office

The following persons are directors of the Company who will continue in office.

Continuing Class III directors, serving until the Annual Meeting of Stockholders in 2013

C. Sean Day	Director since 1996
Greenwich, Connecticut	Age 62

Mr. Day is Chairman of Teekay Corporation, a foreign flag tank vessel owner and operator. He serves as Chairman of the Governance Committee and is a member of the Compensation Committee. He is also Chairman of Teekay GP L.L.C., the general partner of Teekay LNG Partners L.P., Chairman of Teekay Offshore GP L.L.C., the general partner of Teekay Offshore Partners L.P., Chairman of Teekay Tankers Ltd. and Chairman of Compass Diversified Holdings.

Mr. Day has over 40 years of experience in the marine transportation business, currently serving as Chairman of one of the largest tanker companies in the world and formerly chief executive officer of an international bulk shipping company. In addition, Mr. Day has been active in the private equity investment business for the last 27 years, gaining extensive experience in financial management and analysis.

William M. Lamont, Jr.	Director since 1979
Dallas, Texas	Age 63

Mr. Lamont is a private investor. He serves as Chairman of the Compensation Committee and is a member of the Executive Committee and Governance Committee.

Mr. Lamont and his family have been major stockholders of the Company since its formation and he has been a director of the Company throughout its transformation from a company engaged in the oil and gas and insurance businesses, among others, into the largest domestic tank barge company in the United States, as well as a significant presence in the diesel engine services business. Through his private investment activities, Mr. Lamont also has extensive experience in financial analysis and in financial markets.

C. Berdon Lawrence	Director since 1999
Houston, Texas	Age 69

Mr. Lawrence is a consultant for the Company and a private investor. He has served as Chairman Emeritus of the Board of the Company since April 2010 and served as Chairman of the Board of the Company from 1999 until his retirement in April 2010. He was the founder and former President of Hollywood Marine, Inc. (“Hollywood”), an inland tank barge company acquired by the Company in 1999. Mr. Lawrence serves as a member of the Executive Committee.

Mr. Lawrence has over 40 years of experience in the inland tank barge business, building Hollywood into one of the largest operators in the United States before its merger with the Company. Since the merger, he and Mr. Pyne have successfully integrated the two companies into an efficient and safety-conscious operation with the size and flexibility to serve the needs of the largest customers. In addition to Mr. Lawrence’s extensive knowledge of the Company’s operations and customer base, he has long been active in industry associations that monitor significant legislative and regulatory developments along with other issues critical to the marine transportation industry.

Continuing Class I directors, serving until the Annual Meeting of Stockholders in 2014

Richard J. Alario	Director since 2011
Houston, Texas	Age 57

Mr. Alario is Chairman of the Board, President and Chief Executive Officer of Key Energy Services, Inc. (“Key Energy”), a publicly traded oilfield service company listed on the New York Stock Exchange (“NYSE”). He has served in senior executive positions with Key Energy since 2004. Prior to joining Key Energy, Mr. Alario served as Vice President of BJ Services Company, an oilfield service company, from 2002 to 2004, and served for over 21 years in various capacities, most recently Executive Vice President, of OSCA, Inc., also an oilfield service company. He currently serves as a Director, Executive Committee member and Chairman of the Health, Safety, Security and Environment Committee of the National Ocean Industries Association and serves as a member of the American Association of Drilling Engineers and the Petroleum Equipment Suppliers Association. He serves as a member of the Audit Committee. Mr. Alario also served as a director of Seahawk Drilling, Inc. from 2009 to 2011.

Mr. Alario has over 30 years of experience in the oilfield service business, currently serving as Chief Executive Officer with both operating and financial responsibility for one of the largest oilfield service companies in the United States. That experience is valuable to the Board in its oversight of the Company’s diesel engine services business which serves the oilfield services industry as a significant part of its customer base. Mr. Alario also adds a current public company Chief Executive Officer to the Board.

David L. Lemmon	Director since 2006
Las Vegas, Nevada	Age 69

Mr. Lemmon is a private investor. He served as President and Chief Executive Officer of Colonial Pipeline Company, an interstate common carrier of refined liquid petroleum products, from 1997 to 2006. Prior to that, he held management positions with Amoco Corporation and Amoco Pipeline. He serves as a member of the Audit Committee. Mr. Lemmon is also a director of Teekay Offshore GP L.L.C., the general partner of Teekay Offshore Partners L.P., and Deltic Timber Corporation.

Colonial Pipeline Company is the world’s largest refined liquid petroleum products pipeline and a competing mode of transportation for the Company’s tank barge business. Under Mr. Lemmon’s leadership, Colonial placed a strong emphasis on safety and environmental compliance in its operations, receiving the American Petroleum Institute’s “Most Distinguished Pipeline Award for Safety and Environmental Leadership” for four years in a row from 2002 through 2005. Mr. Lemmon’s accomplishments reinforce the Company’s emphasis on safety and its achievement of one of the best safety records in the tank barge industry.

George A. Peterkin, Jr.	Director since 1973
Houston, Texas	Age 84

Mr. Peterkin is a private investor. He has served as Chairman Emeritus of the Board of the Company since 1999 and served as Chairman of the Board of the Company from 1995 to 1999. He served as President of the Company from 1973 to 1995 and serves as a member of the Executive Committee.

Mr. Peterkin has served in executive positions in the marine transportation business with the Company and its predecessor companies for over 50 years. During his tenure as President and then Chairman of the Board of the

Company, he presided over the Company’s transition from an oil and gas and insurance company with a small barge line to the largest inland tank barge company in the United States. Mr. Peterkin’s knowledge of and perspective on the Company and its history, growth and principal businesses are a valuable resource for the Board.

Richard R. Stewart	Director since 2008
Houston, Texas	Age 62

Mr. Stewart served as President and Chief Executive Officer of GE Aero Energy, a division of GE Energy, and as an officer of General Electric Company, from 1998 until his retirement in December 2006. From 1972 to 1998, Mr. Stewart served in various positions at Stewart & Stevenson Services, Inc., including Group President and member of the Board of Directors. He serves as a member of the Audit Committee. Mr. Stewart is also a director of Eagle Materials Inc. and Lufkin Industries, Inc.

During a 35-year business career, Mr. Stewart has been the principal executive officer with both operating and financial responsibility for the diesel engine power and service businesses at Stewart & Stevenson and then at GE Aero Energy. Mr. Stewart’s extensive experience in the diesel engine business is valuable to the Board in its oversight of the Company’s diesel engine services business and complements the marine transportation and petrochemical industry experience of a number of the Company’s other directors.

Except as noted, each of the nominees for director and each of the continuing directors has been engaged in his principal occupation for more than the past five years.

THE BOARD OF DIRECTORS

The Company’s business is managed under the direction of the Board, which is responsible for broad corporate policy and for monitoring the effectiveness of Company management. Members of the Board are kept informed about the Company’s businesses by participating in meetings of the Board and its committees, through operating and financial reports made at Board and committee meetings by Company management, through various reports and documents sent to the directors for their review and by visiting Company facilities.

Director Independence

The NYSE listing standards require listed companies to have at least a majority of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company.

The Board has determined that C. Sean Day, Bob G. Gower, William M. Lamont, Jr., David L. Lemmon, Monte J. Miller, George A. Peterkin, Jr. and Richard R. Stewart have no relationship with the Company except as directors and stockholders and are independent within the meaning of the NYSE corporate governance rules. The Board has also determined that an indirect relationship between Mr. Alario and the Company through Key Energy is not material and that Mr. Alario is also independent. Key Energy is a customer of United Holdings LLC (“United Holdings”), a wholly owned subsidiary of the Company that provided diesel engine equipment, parts and service to Key Energy in the ordinary course of business in 2011. The Company acquired United Holdings on April 15, 2011 and the volume of business done between Key Energy and United Holdings during 2011 after United Holdings was acquired by the Company was $7,978,000, which represents less than  1/2% of Key Energy’s total revenues for 2011. The business relationship between Key Energy and United Holdings predates both the Company’s acquisition of United Holdings and the election of Mr. Alario to the Board. In addition, the Board has previously determined that James R. Clark, who served as a director of the Company until the 2011 Annual Meeting of Stockholders, had no relationship with the Company except as a director and stockholder and was independent.

Board Committees

The Board has established four standing committees, including the Audit Committee, the Compensation Committee and the Governance Committee, each of which is briefly described below. The fourth committee, the Executive Committee, may exercise all of the power and authority of the Board in the management of the business and affairs of the Company when the Board is not in session, except the power or authority to fill vacancies in the membership of the Board, to amend the Bylaws of the Company and to fill vacancies in the membership of the Executive Committee.

Audit Committee

All of the members of the Audit Committee are independent, as that term is defined in applicable SEC and NYSE rules. In addition, the Board has determined that all of the members of the Audit Committee are “audit committee financial experts,” as that term is defined in SEC rules. The Audit Committee operates under a written charter adopted by the Board. A copy of the charter is available on the Company’s web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

Principal Functions	Members
• Monitor the Company’s financial reporting, accounting procedures and systems of internal control	Bob G. Gower (Chairman) Richard J. Alario David L. Lemmon Richard R. Stewart
• Select the independent auditors for the Company
• Review the Company’s audited annual and unaudited quarterly financial statements with management and the independent auditors
• Monitor the independence and performance of the Company’s independent auditors and internal audit function
• Monitor the Company’s compliance with legal and regulatory requirements

Compensation Committee

All of the members of the Compensation Committee are independent, as that term is defined in NYSE rules. In addition, all of the members of the Committee are “Non-Employee Directors” and “outside directors” as defined in relevant federal securities and tax regulations. The Compensation Committee operates under a written charter adopted by the Board. A copy of the charter is available on the Company’s web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

Principal Functions	Members
• Determine the compensation of executive officers of the Company	William M. Lamont, Jr. (Chairman) C. Sean Day Bob G. Gower Monte J. Miller
• Administer the Company’s annual incentive bonus program
• Administer the Company’s stock option, restricted stock and incentive plans and grant stock options, restricted stock and performance awards under such plans

Governance Committee

All of the members of the Governance Committee are independent, as that term is defined in NYSE rules. The Committee operates under a written charter adopted by the Board. A copy of the charter is available on the Company’s web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

Principal Functions	Members
• Perform the function of a nominating committee in recommending candidates for election to the Board	C. Sean Day (Chairman) William M. Lamont, Jr. Monte J. Miller
• Review all related party transactions

• Oversee the operation and effectiveness of the Board

The Governance Committee will consider director candidates recommended by stockholders. Recommendations may be sent to the Chairman of the Governance Committee, Kirby Corporation, 55 Waugh Drive, Suite 1000, Houston, Texas 77007, accompanied by biographical information for evaluation. The Board of the Company has approved Criteria for the Selection of Directors which the Governance Committee will consider in evaluating director candidates. The criteria address compliance with SEC and NYSE requirements relating to the composition of the Board and its committees, as well as character, integrity, experience, understanding of the Company’s business and willingness to commit sufficient time to the Company’s business. The criteria are available on the Company’s web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

In addition to the criteria, the Governance Committee and the Board will consider diversity in business experience, professional expertise, gender and ethnic background in evaluating potential nominees for director. The Company’s Corporate Governance Guidelines and Governance Committee Charter include provisions concerning the consideration of diversity in business experience, professional skills, gender and ethnic background in selecting nominees for director.

When there is a vacancy on the Board (i.e., in cases other than the nomination of an existing director for reelection), the Board and the Governance Committee have considered candidates identified by executive search firms, candidates recommended by stockholders and candidates recommended by other directors. The Governance Committee will continue to consider candidates from any of those sources when future vacancies occur. The Governance Committee does not evaluate a candidate differently based on whether or not the candidate is recommended by a stockholder.

Attendance at Meetings

It is the Company’s policy that directors are expected to attend Board meetings and meetings of committees on which they serve and are expected to attend the Annual Meeting of Stockholders of the Company. During 2011, the Board met seven times, the Audit Committee met eight times, the Compensation Committee met seven times and the Governance Committee met six times. Each director attended all of the meetings of the Board and of the committees on which he served. All directors attended the 2011 Annual Meeting of Stockholders of the Company.

Director Compensation

Directors who are employees of the Company receive no additional compensation for their services on the Board or Board committees. Compensation of nonemployee directors is determined by the full Board, which may consider recommendations of the Compensation Committee. Past practice has been to review director compensation when the Board believes that an adjustment may be necessary in order to remain competitive with director compensation of comparable companies. Management of the Company periodically collects published survey information on director compensation for purposes of comparison.

Each nonemployee director receives an annual fee of $24,000, a fee of $1,250 for each Board meeting and a fee of $3,000 for each committee meeting attended. A director may elect to receive the annual fee in cash, stock options or restricted stock. The Compensation and Governance Committee Chairmen receive an additional $10,000 retainer per year, the Audit Committee Chairman receives an additional $15,000 retainer per year and the presiding director at executive sessions of the non-management directors receives an additional $5,000 retainer per year. Directors are reimbursed for reasonable expenses incurred in attending meetings.

In addition to the fees provided to the directors described above, the Company has a nonemployee director stock plan under which nonemployee directors are granted stock options and restricted stock awards. The Company’s 2000 Nonemployee Director Stock Plan (the “2000 Plan”) provides for the automatic grant to nonemployee directors of stock options for 10,000 shares of common stock on the date of first election as a director and stock options for 6,000 shares and 1,000 shares of restricted stock immediately after each annual meeting of stockholders. The 2000 Plan also provides for discretionary grants of an aggregate of 10,000 shares in the form of stock options or restricted stock. In addition, the 2000 Plan provides for the issuance of stock options or restricted stock in lieu of cash for all or part of the annual director fee. A director who elects to receive options in lieu of the annual cash fee will be granted an option for a number of shares equal to (a) the amount of the fee for which the election is made divided by (b) the fair market value per share of the common stock on the date of grant multiplied by (c) 3. A director who elects to receive restricted stock in lieu of the annual cash fee will be issued a number of shares of restricted stock equal to (a) the amount of the fee for which the election is made divided by (b) the fair market value per share of the common stock on the date of grant multiplied by (c) 1.2. The exercise price for all options granted under the 2000 Plan is the fair market value per share of the Company’s common stock on the date of grant. The options granted on first election as a director vest immediately. The options granted and restricted stock issued immediately after each annual meeting of stockholders vest six months after the date of grant or issuance. Options granted and restricted stock issued in lieu of cash director fees vest in equal quarterly increments during the year to which they relate. The options generally remain exercisable for ten years after the date of grant.

In 2008, the Board established stock ownership guidelines for officers and directors of the Company. The guidelines were effective January 1, 2009 and nonemployee directors must be in compliance within five years after the adoption of the guidelines or five years after first election as a director, whichever is later, but are expected to accumulate the required number of shares ratably over the applicable five-year period. Under the guidelines, nonemployee directors are required to own common stock of the Company having a value equal to four times the annual cash director fee. The Governance Committee of the Board will monitor compliance with the guidelines and may recommend modifications or exceptions to the Board.

The following table summarizes the cash and equity compensation for nonemployee directors for the year ended December 31, 2011:

Director Compensation for 2011

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards(1)(2)	Total
Richard J. Alario	$2,500	$18,704	$221,500	$242,704
James R. Clark(3)	14,000	7,221	—	21,221
C. Sean Day	57,750	85,773	135,900	279,423
Bob G. Gower	73,750	56,790	164,967	295,507
William M. Lamont, Jr.	81,750	56,790	135,900	274,440
C. Berdon Lawrence	32,750	56,790	135,900	225,440
David L. Lemmon	56,750	56,790	135,900	249,440
Monte J. Miller	38,750	64,011	157,576	260,337
George A. Peterkin, Jr.	32,750	56,790	143,291	232,831
Richard R. Stewart(4)	56,750	170,000	135,900	362,650

(1)

The amounts included in the “Stock Awards” and “Option Awards” columns represent the grant date fair value related to restricted stock awards and option grants to the directors, computed in accordance with

FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 9, Stock Award Plans, in the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2011.

(2)	Each director was granted 1,000 shares of restricted stock on April 26, 2011 at a value of $56.79 per share. Each director was granted stock options for 6,000 shares on April 26, 2011 at an exercise price of $56.45 per share. Mr. Alario was granted stock options for 10,000 shares at an exercise price of $56.26 per share on May 27, 2011, the date of his first election as a director. Mr. Alario was also granted 479 shares of restricted stock at a value of $55.79 per share on June 2, 2011, as he elected to receive his annual director fee in the form of restricted stock awards. Mr. Day was granted 511 shares of restricted stock on April 26, 2011 at a value of $56.79, as he elected to receive his annual director fee in the form of restricted stock awards. Mr. Gower and Mr. Miller were each granted stock options for 1,276 shares on April 26, 2011 at an exercise price of $56.45 per share, as they elected to receive their annual director fee in the form of stock options. The following table shows the aggregate number of shares of restricted stock and stock options outstanding for each director as of December 31, 2011, as well as the grant date fair value of restricted stock and stock option grants made during 2011:

Name	Aggregate Shares of Restricted Stock Outstanding as of December 31, 2011	Aggregate Stock Options Outstanding as of December 31, 2011	Grant Date Fair Value of Restricted Stock and Stock Options Awarded during 2011
Richard J. Alario	120	10,000	$248,220
C. Sean Day	128	48,000	221,706
Bob G. Gower	—	42,753	221,592
William M. Lamont, Jr.	—	60,000	192,690
C. Berdon Lawrence	—	12,000	192,690
David L. Lemmon	—	36,000	192,690
Monte J. Miller	—	49,264	221,592
George A. Peterkin, Jr.	—	67,608	192,690
Richard R. Stewart	1,500	28,000	364,260

(3)	Mr. Clark retired from the Board on April 26, 2011.

(4)	Mr. Stewart was granted 1,500 shares of restricted stock on May 27, 2011 at a value of $56.02 per share and 1,500 shares of restricted stock on October 25, 2011 at a value of $58.36 per share. The shares were granted to Mr. Stewart, who has extensive experience in the diesel engine services business, as additional director fees to compensate him for the extraordinary time and effort he devoted during the year to advising management on matters related to the acquisition of United Holdings and the integration of United Holdings with the Company’s existing operations.

Board Leadership Structure

The Board has no set policy concerning the separation of the offices of Chairman of the Board and Chief Executive Officer, but retains the flexibility to decide how the two positions should be filled based on the circumstances existing at any given time. The roles of Chairman of the Board and Chief Executive Officer of the Company were separated for many years, with Mr. Lawrence serving as Chairman of the Board and Mr. Pyne serving as President and Chief Executive Officer from 1999 until Mr. Lawrence’s retirement as Chairman in April 2010. The Board has placed considerable emphasis on management succession planning and decided that, upon Mr. Lawrence’s retirement, the election of Mr. Pyne as Chairman of the Board in addition to Chief Executive Officer would best serve the Company’s needs and the succession process. In light of the economic conditions during recent years and the significant acquisitions completed by the Company during 2011 and the challenge of integrating these acquisitions with the Company’s operations, the Board considers it important to continue to have someone in the role of Chairman of the Board with a comprehensive understanding of, as well as primary responsibility for, the Company’s businesses and strategic direction.

The Board does not have a “lead director,” but has chosen Mr. Gower to be the “presiding director” to preside at the regular executive sessions of the non-management directors that are held at least quarterly. Mr. Gower also serves as a liaison between the independent directors and management on certain matters that are not within the area of responsibility of a particular committee of the Board.

Risk Oversight

The Board carries out its risk oversight function primarily through the Audit Committee. Management prepares and reviews with the Audit Committee annually a comprehensive assessment of the identified internal and external risks of the Company that includes evaluations of the potential impact of each identified risk, its probability of occurrence and the effectiveness of the controls that are in place to mitigate the risk. The Audit Committee then brings to the attention of the Board any issues that warrant further discussion or action. The Audit Committee and the Board also receive regular reports of any events or circumstances involving risks outside the normal course of business of the Company. At times, a particular risk will be monitored and evaluated by another Board committee with primary responsibility in the area involved, such as the Compensation Committee’s review of the risks related to the Company’s compensation policies and practices. The Board’s administration of its risk oversight function has not affected the Board’s leadership structure.

TRANSACTIONS WITH RELATED PERSONS

The Board has adopted a written policy on transactions with related persons that provides that certain transactions involving the Company and any of its directors, executive officers or major stockholders or members of their immediate families, including all transactions that would be required to be disclosed as transactions with related persons in the Company’s Proxy Statement, are subject to approval in advance by the Governance Committee, except that a member of the Committee will not participate in the review of a transaction in which that member has an interest. The Committee has the discretion to approve any transaction which it determines is in, or not inconsistent with, the best interests of the Company and its stockholders. If for any reason a transaction with a related person has not previously been approved, the Committee will review the transaction within a reasonable period of time and either ratify the transaction or recommend other actions, including modification, rescission or termination, taking into consideration the Company’s contractual obligations. If a transaction is ongoing or consists of a series of similar transactions, the Committee will review the transaction at least annually and either ratify the continuation of the transaction or recommend other actions, including modification, rescission or termination, taking into consideration the Company’s contractual obligations. The policy provides certain exceptions, including compensation approved by the Board or its Compensation Committee.

During 2011, the Company and its subsidiaries paid 55 Waugh, LP, a partnership owned 60% by Mr. Lawrence and his family, $1,491,000 for the rental of office space in a building owned by 55 Waugh, LP. The Company’s headquarters are located in the building under a lease that was signed in 2005, prior to the purchase of the building by 55 Waugh, LP, and expires at the end of 2015. The aggregate amount of rent due from January 1, 2011 to the end of the lease term on December 31, 2015 is approximately $6,294,000.

The Company is a 50% owner of The Hollywood Camp, L.L.C. (“The Hollywood Camp”), a company that owns and operates a hunting and fishing facility used by the Company and L3 Partners, LLC (“L3P”), a company owned by Mr. Lawrence, which is also a 50% owner. The Company uses The Hollywood Camp primarily for customer entertainment. L3P acts as manager of The Hollywood Camp. The Hollywood Camp allocates lease and lodging expenses to its members based on their usage of the facilities. During 2011, the Company paid $2,121,000 to The Hollywood Camp for its share of facility expenses.

Mr. Alario, a current director of the Company, is the Chairman of the Board, President and Chief Executive Officer of Key Energy. In 2011, Key Energy paid the Company $7,978,000 for oilfield service equipment and for parts and service. Such sales and service were in the ordinary course of business of the Company.

The husband of Amy D. Husted, Vice President — Legal of the Company, is a partner in the law firm of Strasburger & Price, LLP. In 2011, the Company paid the law firm $483,000 for legal services in connection with matters in the ordinary course of business of the Company.

The brother-in-law of Ronald A. Dragg, Vice President and Controller of the Company, is a 50% owner of MB Western Industrial Contracting Company (“MB Western”). In 2011, the Company paid MB Western $1,160,000 for shoreside facilities construction services. Such services were completed in the ordinary course of business of the Company.

Wayne G. Strahan, the brother of Dorman L. Strahan, the President of one of the Company’s two principal diesel engine services subsidiaries, is the Service Manager of the Company’s diesel engine services facility in Tampa, Florida. In 2011, Wayne G. Strahan received compensation of $134,735 from the Company.

CORPORATE GOVERNANCE

Business Ethics Guidelines

The Board has adopted Business Ethics Guidelines that apply to all directors, officers and employees of the Company. A copy of the Business Ethics Guidelines is available on the Company’s web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance. The Company is required to make prompt disclosure of any amendment to or waiver of any provision of its Business Ethics Guidelines that applies to any director or executive officer or to its chief executive officer, chief financial officer, chief accounting officer or controller, or persons performing similar functions. The Company will make any such disclosure that may be necessary by posting the disclosure on its web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines. A copy of the guidelines is available on the Company’s web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

Communication with Directors

Interested parties may communicate with the full Board or any individual directors, including the Chairmen of the Audit, Compensation and Governance Committees, the presiding director or the non-management or independent directors as a group, by writing to them c/o Kirby Corporation, 55 Waugh Drive, Suite 1000, Houston, Texas 77007. Complaints about accounting, internal accounting controls or auditing matters should be directed to the Chairman of the Audit Committee at the same address. All communications will be forwarded to the person(s) to whom they are addressed.

Web Site Disclosures

The following documents and information are available on the Company’s web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance:

•	Audit Committee Charter

•	Compensation Committee Charter

•	Governance Committee Charter

•	Criteria for the Selection of Directors

•	Business Ethics Guidelines

•	Corporate Governance Guidelines

•	Communication with Directors

BENEFICIAL OWNERSHIP OF COMMON STOCK

Beneficial Ownership of Directors and Executive Officers

The following table shows the number of shares of common stock beneficially owned by each director, each named executive officer listed in the Summary Compensation Table, and by the directors and executive officers of the Company as a group as of March 1, 2012. Under rules of the SEC, “beneficial ownership” is deemed to include shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not they are held for the individual’s benefit. Except as otherwise indicated, the persons named have sole voting and investment power over the shares shown.

	Shares of Common Stock Beneficially Owned on March 1, 2012							Percent of Common Stock(3)
	Direct(1)		Indirect		Right to Acquire(2)		Total
DIRECTORS
Richard J. Alario	479		—		10,000		10,479
C. Sean Day	22,634		—		48,000		70,634
Bob G. Gower	43,922		—		14,574		58,496
William M. Lamont, Jr.	47,284	(4)	—		60,000		107,284
C. Berdon Lawrence	181,171		34,227	(5)	212,000	(6)	427,398
David L. Lemmon	6,000		—		36,000		42,000
Monte J. Miller	8,973		—		49,264		58,237
George A. Peterkin, Jr.	199,984	(7)	66,560	(8)	67,608		334,152
Joseph H. Pyne	431,247		—		149,680		580,927	1.0%
Richard R. Stewart	7,000		—		28,000		35,000
NAMED EXECUTIVES
Gregory R. Binion	53,836		—		56,471		110,307
David W. Grzebinski	43,480		—		7,982		51,462
William G. Ivey	35,603		—		31,416		67,019
Dorman L. Strahan	42,946		—		15,341		58,287
Directors and Executive Officers as a group (23 in number)	1,259,657		100,787		860,016		2,220,460	3.9%

(1)	Shares owned as of March 1, 2012 and held individually or jointly with others, or in the name of a bank, broker or nominee for the individual’s account. Also includes shares held under the Company’s 401(k) Plan.

(2)	Shares with respect to which a director or executive officer has the right to acquire beneficial ownership within 60 days after March 1, 2012.

(3)	No percent of class is shown for holdings of less than 1%.

(4)	Does not include 403,170 shares owned by Mr. Lamont’s wife, or 693,662 shares owned by trusts of which Mr. Lamont’s wife is the beneficiary. Mr. Lamont disclaims beneficial ownership of all 1,096,832 shares.

(5)	Owned by a limited partnership of which entities wholly owned by Mr. Lawrence and his wife are the general partners, and of which Mr. Lawrence’s children and three trusts for his children are the limited partners.

(6)	Includes 200,000 shares owned by trusts for the benefit of members of Mr. Lawrence’s family. Mr. Lawrence is not a beneficiary of the trusts, but under their terms, he has the right to acquire the property in the trusts, including the Kirby shares owned by the trusts, by substituting property of equal value.

(7)	Does not include 8,000 shares owned by Mr. Peterkin’s wife. Mr. Peterkin disclaims beneficial ownership of those shares.

(8)	Shares owned by trusts of which Mr. Peterkin is trustee, the beneficiaries of which are relatives of his or his wife’s. Mr. Peterkin disclaims beneficial ownership of those shares.

Principal Stockholders

The following table and notes set forth information as of the dates indicated concerning persons known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock, based on filings with the SEC:

Name and Address	Number of Shares Beneficially Owned		Percent of Class(1)
Select Equity Group, Inc. and Select Offshore Advisors, LLC 380 Lafayette Street, 6th Floor New York, NY 10003	3,053,728	(2)	5.47%

Araltec, S.L. Calle Santisima Trinidad, 2 Madrid, Spain 28010	2,990,190	(3)	5.35%

(1)	Based on the Company’s outstanding shares of common stock on March 1, 2012.

(2)	Based on Schedule 13G, dated February 14, 2012, filed by Select Equity Group, Inc. and Select Offshore Advisors, LLC with the SEC.

(3)	Based on Schedule 13G, dated December 23, 2009, filed by Araltec, S.L. with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors and executive officers, and persons who own beneficially more than 10% of the Company’s common stock, are required under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) to file reports of beneficial ownership and changes in beneficial ownership of the Company’s common stock with the SEC and the NYSE. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that its executive officers and directors complied with all Section 16(a) filing requirements during 2011, except that a report covering three sales on July 24, 2010, July 26, 2010 and November 24, 2010 of an aggregate of 12,130 shares by a trust for the benefit of Mr. Lamont’s wife was filed on March 29, 2011, a report covering two sales on October 17 and October 31, 2011 of an aggregate of 1,700 shares by a trust for the benefit of Mr. Lamont’s wife was filed on November 16, 2011 and a report covering two sales on November 21 and November 30, 2011 of an aggregate of 2,850 shares by a trust for the benefit of Mr. Lamont’s wife was filed on December 16, 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Named Executive Officers

The Company’s “named executive officers” for 2011 were Joseph H. Pyne, Chairman of the Board and Chief Executive Officer, David W. Grzebinski, Executive Vice President and Chief Financial Officer, and the three other most highly compensated executive officers for 2011, consisting of Gregory R. Binion, President and Chief Operating Officer, William G. Ivey, President of the Company’s principal marine transportation subsidiary, and Dorman L. Strahan, President of one of the Company’s two principal diesel engine services subsidiaries. Compensation of the named executive officers is based primarily on three elements: (1) base salary, (2) annual incentive compensation and (3) long-term incentives, including stock options, restricted stock and performance awards. The overall goal of the Company’s compensation program is to pay compensation competitive with similar corporations and to tie annual incentives and long-term incentives to corporate performance and a return to the Company’s stockholders.

Compensation Objectives

The objectives of the compensation program are:

•	to attract and retain senior executives with competitive compensation opportunities;

•	to achieve consistent performance over time; and

•	to achieve performance that results in increased profitability and stockholder value.

The Company’s executive compensation program is designed to reward:

•

performance that contributes to the long-term growth and stability of the Company and the effectiveness of management in carrying out strategic objectives identified for the Company (through the base salary);

•	the financial and operational success of the Company for the current year (through the annual incentive plan); and

•	the future growth and profitability of the Company (through long-term incentive compensation awards).

Chief Executive Officer Compensation for 2011

Mr. Pyne’s salary increased from $680,000 to $710,000 in 2011 (an increase of 4.4% over 2010). He earned cash incentive compensation payments of $2,817,297 (an increase of 15.2% over 2010) and received equity compensation awards with a grant date fair value of $1,699,392 (a decrease of .1% from 2010). A total of 62% of his direct compensation (annual bonus, three-year performance award and stock options) was performance-based.

Highlights of Company Performance in 2011

The Company achieved record financial results in 2011. The following table summarizes a number of key financial measures for 2010 and 2011 (dollars in millions except per share amounts):

	2010	2011	Increase
Total assets	$1,795	$2,960	65%
Total revenues	1,110	1,850	67%
Net earnings attributable to Kirby	116	183	58%
EBITDA(1)	295	436	48%
Earnings per share (diluted)(1)	2.15	3.33	55%
Return on total capital(1)	15.3%	17.2%	12%

(1)	Performance measures for annual and long-term incentive compensation discussed under “Elements of Compensation — Annual Incentive Compensation” below.

The Company’s total stockholder return was 49% for the last year and 141% for the last three years. During 2011, the Company expanded its marine transportation and diesel engine businesses into new markets complementary to its existing businesses through significant acquisitions.

Compensation Committee

The Compensation Committee (the “Committee”) of the Board of Directors of the Company has the authority and responsibility to (1) determine the salaries for executive officers of the Company, (2) administer the Company’s annual incentive compensation program, (3) administer all of the Company’s stock option and incentive compensation plans and grant stock options, restricted stock and other awards under the plans (except those plans under which grants are automatic) and (4) review and make recommendations to the Board of Directors with respect to incentive and equity-based compensation plans and any other forms of compensation for executive officers of the Company. The Compensation Committee is composed of four members, all of whom are “independent directors,” “Non-Employee Directors” and “outside directors” as those terms are defined in relevant NYSE standards and federal securities and tax regulations.

The Committee does not delegate any of its authority to determine executive compensation. The Committee considers recommendations from the Chief Executive Officer in making its compensation decisions for executive officers other than the Chief Executive Officer. The Committee will usually, but not always, follow those recommendations in setting compensation for other executive officers since the Chief Executive Officer is in the best position to evaluate the contributions of the other executive officers to the success of the Company. The Committee undertakes an independent evaluation of the individual performance of the Chief Executive Officer prior to setting his compensation. The Committee also engaged a compensation consultant in connection with its compensation decisions for 2011.

In determining the compensation of the named executive officers, the Compensation Committee considered all elements of total compensation, including salary, annual incentive compensation, equity-based and other long-term incentive compensation and projected payouts under the Company’s retirement plans. The Compensation Committee also relied in part on the marketplace analysis prepared by Cogent Compensation Partners, a compensation consulting firm retained by the Compensation Committee (the “Consultant”), to determine that the Committee’s compensation decisions, both as to specific elements of compensation and as to aggregate compensation, were in a reasonable range for comparable companies and for the positions held by the named executive officers. The Committee also considered the Consultant’s analysis in determining whether the compensation awarded to each named executive officer bears a reasonable relationship to the compensation awarded to the other named executive officers. From that foundation, the Committee refined the individual compensation decisions based on a number of factors, including such factors as the prior year’s compensation, the performance of the Company or its business groups, individual performance of the named executive officer, any increased responsibilities assigned to a particular executive officer, the recommendations of the Chief Executive Officer (except as to his own compensation) and considerations of internal pay equity. However, the final decisions of the Committee are to some extent subjective and do not result from a formulaic application of any of those factors.

Say on Pay

At the Company’s 2011 Annual Meeting, stockholders approved the compensation of the Company’s named executive officers by 97% of the votes cast. Although the Company interpreted the vote as an endorsement of its executive compensation policies and practices and did not make any significant changes in 2011, the Compensation Committee continues to reevaluate the principal elements of the Company’s executive compensation, focusing primarily on the annual incentive plan in 2011 as discussed under “Compensation Consultant” below.

Compensation Consultant

For 2011, the Compensation Committee engaged the Consultant to provide information for the Committee to consider in making compensation decisions. The Consultant was engaged directly by the Compensation Committee to:

•	develop a reference group of comparable companies for comparisons of Company performance and executive compensation;

•	perform a marketplace analysis of direct compensation for senior executive officers compared to the reference group of companies and published compensation surveys;

•	update the Committee on current trends in executive compensation;

•	consult with the Committee concerning a risk analysis of the Company’s compensation policies and practices;

•	perform an analysis of the correlation between the Company’s executive compensation and its performance; and

•	advise on compensation issues related to significant acquisitions by the Company.

In addition, during 2011, the Committee engaged the Consultant to review the Company’s annual incentive plan to determine whether it is consistent with market practices and Company objectives and also to evaluate possible alternative types of incentive compensation plans. The Consultant reviewed the Company’s current annual incentive plan, compared the Company’s financial performance to the reference group of similar companies developed by the Consultant for purposes of comparison and concluded that the Company’s performance had been superior relative to the reference group over the periods tested and that the payouts under the annual incentive plan for the period 2006-2010 were reasonably aligned with the Company’s performance. The Consultant did not recommend and the Compensation Committee did not implement any changes to the design of the Company’s annual incentive plan during 2011 for the following reasons:

•	The plan is consistent with industry standards for comparable companies.

•	The Company’s budgeting process, which is the basis for the plan, is thorough and resulting compensation targets have been realistic.

•	The alternatives considered by the Compensation Committee would not represent improvements.

•	The current plan uses easily understood performance measures and provides effective incentives.

•	The Company’s executive compensation has been within the market range.

The Consultant was not retained by the Company or any of its affiliates (other than the Compensation Committee) to perform any services during 2011.

Elements of Compensation

Salary

The Compensation Committee attempts to set base salaries for the named executive officers at approximately the median for comparable companies. The Committee and management believe that the Company is a leader in the industries in which it operates and that its employees are frequently targeted by its competitors. Therefore, the Committee generally attempts to set compensation at levels to keep pace with inflation and the competitive market to avoid losing valuable employees.

Based on information available in January 2011, the Consultant determined that the Company’s salaries for its top executive officers averaged approximately 91% of the median for the reference group. In setting the

Company’s overall salary budget for 2011, management and the Compensation Committee considered the Company’s performance in 2010 on financial, operational and strategic levels, as well as independent survey information from sources other than the Consultant that projected 2.5-3.0% increases in salary budgets for 2011 for all categories of employees at a broad range of companies, and increased the salary budget for shore staff by 2.5% over 2010. Salaries of executive officers generally increased in the 3-6% range in order to bring them closer to the median for similar companies and positions, except that Mr. Binion’s salary was increased by 23% during the year as he was promoted to President and Chief Operating Officer in 2011 and Mr. Ivey’s salary was increased by 9% during the year as he was promoted to President of the Company’s principal marine transportation subsidiary in 2011.

Annual Incentive Compensation

With regard to the annual cash incentives for executive officers, the Compensation Committee attempts to set annual incentive compensation targets at a level such that, with a superior performance by an executive officer and the Company, the total cash compensation for the executive officer will be above the median total cash compensation for similar corporations and positions. Based on the market analysis provided to the Committee by the Consultant, the Committee determined that the 2011 salaries for the executive officers and the target total cash compensation, including incentive compensation, would be within the median range and could reach a range around the 75th percentile with strong company performance, which is consistent with the Company’s compensation philosophy. With the Company’s strong performance in 2011, actual total cash compensation was between the 50th and 75th percentiles for the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer and above the 75th percentile for the other two named executive officers. The Compensation Committee believes that total annual cash compensation above the median for similar corporations and positions is appropriate since a significant portion of each executive officer’s total annual cash compensation is at risk due to both individual performance factors and the Company’s success in achieving the targeted performance measures described in the next paragraph. The annual incentive compensation constitutes a significant portion of direct cash compensation and can vary significantly from year to year depending on the Company’s achievement of those performance measures.

The Company’s annual incentive plan for 2011 was based on the achievement of three equally weighted performance measures by each of the Company’s two business groups — inland marine transportation and diesel engine services — and by the Company as a whole. The three performance measures are EBITDA (net earnings attributable to Kirby before interest expense, taxes on income, depreciation and amortization), return on total capital and earnings per share. EBITDA for the year is calculated by adding the following amounts shown in the Company’s audited financial statements: (1) net earnings attributable to Kirby, (2) depreciation and amortization, (3) interest expense and (4) provision for taxes on income. Return on total capital for the year is calculated by dividing (i) net earnings attributable to Kirby plus provision for taxes on income plus interest expense by (ii) the average of total equity plus long-term debt for the year.

Performance under the annual incentive plan is measured on a calendar year basis. At the beginning of each year, objectives are established for each of the three performance measures for the year, based on the budget for the year that is prepared by management and approved by the Board.

For 2011, the target and actual performance measures for the Company were:

	Target	Actual
EBITDA	$323 million	$436 million
Return on total capital	15.7%	17.2%
Earnings per share	$2.44	$3.33

In administering the annual incentive plan, the Compensation Committee established a target amount expressed as a percentage of base salary for each participant. The Committee also established a range of possible incentive compensation payments, with no payment earned unless at least 80% of the target performance is achieved and a maximum possible award of 200% of the target amount if 120% of the target performance is achieved. Annual incentive compensation payments for employees of the Company itself (a holding company which conducts operations through its subsidiaries) are based entirely on the performance of the Company as a whole. Payments for the heads of the Company’s business groups are based 50% on the performance of the business group and 50% on overall Company performance. Payments for all other employees in a business group are based 70% on the performance of the business group and 30% on Company performance.

For 2011, the Compensation Committee set the target annual incentive compensation for the named executive officers at the following percentages of base salary: Joseph H. Pyne (90%), Gregory R. Binion (70%), David W. Grzebinski (70%), William G. Ivey (70%) and Dorman L. Strahan (70%). In the cases of Mr. Pyne and Mr. Strahan, the target amounts as a percentage of base salary were established at their current levels in 2000, based on the recommendation of a different executive compensation consulting firm that advised the Company on the design of the plan. Since then, the Committee has generally been satisfied that the annual incentive compensation awards produced by the plan have been reasonable in amount and have correlated with the performance of the Company and its business groups and has therefore not changed the target percentages for those two executive officers. Mr. Binion and Mr. Ivey have been promoted to their current positions since the plan was originally implemented and the target percentages for them have increased over time to levels that are commensurate with their increased responsibilities and consistent with target percentages for other officers of the Company. Mr. Grzebinski was hired in 2010 and his target percentage was set at a level that was determined to be competitive for executives with his qualifications. Payouts under the annual incentive plan for 2011 were 182.3% of the target amount for Mr. Pyne, Mr. Binion and Mr. Grzebinski (employees of the parent Company), 177.6% of the target amount for Mr. Ivey, the President of the Company’s principal marine transportation subsidiary, and 152.6% of the target amount for Mr. Strahan, the President of one of the Company’s two principal diesel engine services subsidiaries.

The annual incentive plan also provides that each participant’s total potential payment under the plan may be decreased by up to 25% based on a discretionary assessment of individual performance for the year. The Compensation Committee awarded the full plan payment for 2011 to each named executive officer after determining that the performance of each of the officers met expectations for the year. That determination for the Chief Executive Officer was based on the performance evaluation of the Chief Executive Officer conducted by the Board of Directors under the guidance of the Governance Committee and on the Company’s achievement of most of its financial, operational and strategic goals for 2011. The determination for the other named executive officers was based primarily on evaluations and recommendations made by the Chief Executive Officer, as well as on the Board’s interaction with the other named executive officers during the previous year in relation to matters in their areas of responsibility.

Long-Term Incentive Compensation

The Compensation Committee’s objective for long-term incentive compensation for executive officers is generally to fall between the 50th and 75th percentiles in long-term incentive compensation of similar corporations and positions. The primary long-term incentives for executive officers are stock options, restricted stock and performance awards. The Committee views stock option and restricted stock awards as a regular component of compensation for executive officers, as well as for managerial level employees generally, because the Committee believes that such awards provide an incentive for key employees to remain with the Company and focus on the long-term performance of the Company. The long-term incentive compensation supplies the incentive of tying a meaningful portion of total compensation to Company performance, as well as business group and individual performance. In addition, the ultimate value of the options and shares of restricted stock granted depends on the Company’s stock price, aligning the interests of recipients of those awards with the interests of the Company’s stockholders.

In 2011, the Compensation Committee granted nonqualified stock options covering 57,669 shares of common stock and 46,194 shares of restricted stock to the named executive officers. Those numbers include options and shares granted under the long-term incentive compensation program discussed below. The options were granted at a price equal to the fair market value of the Company’s common stock on the date of grant, vest in equal increments over three years and have a term of seven years. The restricted stock vests in equal increments over five years. In deciding on the number of options and shares of restricted stock to award to executive officers other than the four named in the discussion of the long-term incentive compensation program below, the Committee considered the performance of the Company, the performance of the officer, information from the Consultant about the level of long-term equity-based incentive compensation awards made by comparable companies, the Company’s option overhang (considering both outstanding options and shares remaining available to be granted under the Company’s plans) and recommendations from the Chief Executive Officer. Those factors are not weighted in any specific manner and the resulting awards are therefore to some extent subjective.

The Company maintains a long-term incentive compensation program for selected senior executives that is administered by the Compensation Committee. The program allows the grant of incentive stock options, nonincentive stock options, restricted stock, performance shares and performance units (or any combination thereof). The objective of the program is to provide long-term incentive compensation to the specified executives in an amount that falls between the 50th and 75th percentiles when compared to companies or business units of similar size. Under the program, the elements of long-term compensation to be awarded, as well as the executives selected to participate, are determined each year by the Compensation Committee.

For 2011, the Compensation Committee determined that the executives who would receive awards under the long-term incentive compensation program would include Mr. Pyne, Mr. Binion, Mr. Grzebinski and Mr. Strahan and that 20% of the target value of the awards would be in the form of stock options, 40% in the form of restricted stock and 40% in the form of cash performance awards. The target values of the awards, broken down by the three components, were as follows:

	Stock Options	Restricted Stock	Performance Awards	Total
Joseph H. Pyne	$600,000	$1,200,000	$1,200,000	$3,000,000
Gregory R. Binion	163,000	326,000	326,000	815,000
David W. Grzebinski	125,000	250,000	250,000	625,000
Dorman L. Strahan	63,000	126,000	126,000	315,000

The options vest over a three-year period and the restricted stock vests over a five-year period. The performance awards are based on a three-year performance period beginning January 1, 2011. The percentage of the target award paid at the end of the performance period will be based on the Company’s achievement on a cumulative basis for the three-year period of the objective levels of EBITDA, return on total capital and earnings per share established under its annual incentive plan, with the three factors equally weighted. The officers will be paid the target amount if 100% of the objective performance measures is achieved over the three-year period. The payment can range from zero if less than 80% of the objective performance measures is achieved to a maximum of 200% of the target award for the achievement of 130% or more of the objective performance measures.

The amount and form of the long-term incentive compensation awards, including the specific mix of long-term incentive compensation elements, were based in part on an analysis of market data on the amounts of awards and recommendations on the form of awards provided by the Consultant to the Compensation Committee.

Chief Executive Officer

The Compensation Committee set the 2011 base salary for Joseph H. Pyne, the Company’s Chairman of the Board and Chief Executive Officer, at $720,000, a 6% increase over his salary for 2010. The increase was effective April 1, 2011, so the salary actually received in 2011 was $710,000. The Compensation Committee took into account the other elements of compensation awarded to Mr. Pyne and the fact that his salary had not been increased since 2008. The Chief Executive Officer’s base salary was generally based on the same factors and criteria outlined above, which include compensation paid to chief executives of similar corporations, individual as well as corporate performance and a general correlation with the compensation of other executive officers of the Company. In setting the compensation of Mr. Pyne, the Committee also considers the Company’s success in achieving the financial, operational and strategic corporate goals established for each year, as well as the annual evaluation of the Chief Executive Officer’s performance conducted by the Board under the guidance of its Governance Committee. However, neither the achievement of corporate goals, the performance evaluation nor any other particular aspect of Company or individual performance is given any specific weighting or tied by any type of formula to decisions on the Chief Executive Officer’s base salary or long-term incentive compensation awards. The $2,817,297 in non-equity incentive plan compensation shown for Mr. Pyne in the Summary Compensation Table consisted of (1) $1,164,897 determined under the annual incentive plan described above and (2) a $1,652,400 payment earned by Mr. Pyne for the 2009-2011 performance period under a performance award granted as part of the Company’s long-term incentive compensation program that was based on the formula for the performance award that was established by the Compensation Committee when the award was made at the beginning of 2009.

Retirement Plans

The Company maintains two primary retirement plans in which the named executive officers are eligible to participate on the same basis as broad categories of employees — a Profit Sharing Plan and a 401(k) Plan. Most of the Company’s shore-based employees are eligible to participate in the Profit Sharing Plan. The aggregate contributions made to the plan by the Company are allocated among the participants according to base salary. All employees of the Company are eligible to participate in the 401(k) Plan, under which the Company will match employee contributions in an amount up to 3% of an employee’s base salary.

The Company maintains an unfunded, nonqualified Deferred Compensation Plan for Key Employees, which is designed primarily to provide additional benefits to eligible employees to restore benefits to which they would be entitled under the Company’s Profit Sharing Plan and 401(k) Plan were it not for certain limits imposed by the Internal Revenue Code. The plan is designed to restore benefits for employees being compensated in excess of certain limits ($245,000 per annum for 2011). In 2011, the Committee approved contributions for each participant at the maximum amounts allowed by the Plan.

Perquisites and Personal Benefits

The only perquisites or other personal benefits that the Company provides to the named executive officers are an automobile allowance that is given to approximately 114 executive and management employees, payment of the cost of club memberships that are used for both business and personal purposes and the payment of a portion of the cost of financial planning services provided to two of the named executive officers during 2011. The Compensation Committee believes the personal benefits are reasonable in amount and help the Company attract and retain key employees.

Employment/Severance Agreements

Except for accelerated vesting of outstanding stock options, restricted stock and performance awards upon a change in control of the Company, there are no special compensation arrangements related to severance or change-in-control events. The Company has no employment agreements with any of its executive officers.

Benchmarking

Information used by the Compensation Committee to benchmark against comparable companies in determining particular elements of executive compensation has been provided by the Consultant. Marketplace analysis developed by the Consultant has been based in part on a reference group of 17 companies selected because they are of a similar size to the Company, have similar business characteristics (such as levels of capital or people intensity, cyclicality and use of technology) and have primary operations in at least one of the same business segments as the Company. In determining competitive market levels for the elements of executive compensation, the Consultant used a combination of data on the companies in the reference group and data from published compensation surveys.

The reference group used by the Consultant for the information provided to the Committee in connection with its compensation decisions for 2011 included the following companies:

Alexander & Baldwin, Inc.	Key Energy Services, Inc.

American Commercial Lines Inc.	Oceaneering International, Inc.

Bristow Group Inc.	Oil States International, Inc.

General Maritime Corporation	Overseas Shipholding Group, Inc.

Global Industries, Ltd.	Seacor Holdings Inc.

GulfMark Offshore, Inc.	Superior Energy Services, Inc.

Helix Energy Solutions Group, Inc.	Tidewater Inc.

Horizon Lines International, Inc.	Werner Enterprises, Inc.

Hornbeck Offshore Services, Inc.

Other Compensation Matters

Compensation Related Risk

With the assistance of the Consultant, the Compensation Committee undertook a review of the Company’s compensation policies and practices and concluded that the Company’s compensation programs do not encourage excessive risk taking and do not present risks that are reasonably likely to have a material adverse effect on the Company.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and the three other most highly compensated executive officers other than the Chief Financial Officer. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Committee does take steps to qualify compensation for deductibility to the extent practical, but may award compensation that is not deductible when such an award would be in the Company’s best interests.

Timing of Compensation Decisions

The Compensation Committee generally makes executive compensation decisions in January of each year. Options have always been granted at an exercise price equal to the fair market value of the Company’s stock on the date of grant. Options granted at the regular January meeting of the Committee, which takes place several days before the Company’s public release of earnings information for the previous year, are granted at an exercise price equal to the fair market value of the Company’s stock on a specified date shortly after the earnings release, in which case the later date is considered the date of grant.

Stock Ownership Guidelines; Hedging

Effective January 1, 2009, the Board established stock ownership guidelines for executive officers and directors of the Company and its subsidiaries. Executive officers must be in compliance within five years after the adoption of the guidelines or five years after becoming an executive officer, whichever is later, but are expected to accumulate the required number of shares ratably over the applicable five-year period. Under the guidelines, the Chief Executive Officer is required to own common stock of the Company having a value equal to four times his base salary. For the other named executive officers, the requirement is three times base salary. The guidelines do not address hedging the economic risk of stock ownership, but the Company’s insider trading policy prohibits employees and directors from engaging in short sales of the Company’s stock or in transactions involving options to buy or sell the Company’s stock (other than stock options granted by the Company). The Governance Committee of the Board will monitor compliance with the guidelines and may recommend modifications or exceptions to the Board.

Compensation Committee Report

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed with management the Compensation Discussion and Analysis in this Proxy Statement. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
William M. Lamont, Jr., Chairman C. Sean Day Bob G. Gower Monte J. Miller

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are, and during 2011 were, Mr. Lamont, Mr. Day, Mr. Gower and Mr. Miller. None of such persons is or has been an officer or employee of the Company or any of its subsidiaries. In 2011, no executive officer of the Company served on the board of directors or compensation committee of another entity, any of whose executive officers served on the Board or Compensation Committee of the Company.

Compensation Tables

Summary Compensation Table

Name and Principal Position		Salary	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Joseph H. Pyne	2011	$710,000	$1,212,600	$486,792	$2,817,297	$77,839	$43,563	$5,348,091
Chairman of the Board	2010	680,000	1,202,940	497,448	2,446,392	59,596	150,943	5,037,319
and Chief Executive Officer	2009	680,000	1,090,680	456,516	1,899,019	28,210	156,558	4,310,983

Gregory R. Binion	2011	410,000	329,400	132,228	942,001	19,257	24,922	1,857,808
President and Chief Operating Officer	2010	338,750	326,820	135,144	397,659	11,468	80,897	1,290,738
	2009	305,000	272,700	114,120	185,104	2,864	67,038	946,826

David W. Grzebinski(5)	2011	345,000	252,660	101,412	440,254	—	18,414	1,157,740
Executive Vice President	2010	295,096	1,426,798	102,996	344,141	—	60,682	2,229,713
and Chief Financial Officer	2009	—	—	—	—	—	—	—

William G. Ivey	2011	326,800	240,720	182,880	406,277	—	26,255	1,182,932
President of Kirby Inland Marine, LP	2010	305,625	214,208	267,571	361,644	—	71,769	1,220,817
	2009	300,000	161,999	130,470	188,875	—	72,058	853,402

Dorman L. Strahan	2011	261,000	127,320	51,120	383,964	—	32,344	855,748
President of Kirby Engine Systems, Inc.	2010	254,950	126,300	52,236	350,845	—	49,738	834,069
	2009	248,800	110,880	46,404	220,864	—	56,764	683,712

(1)	The amounts included in the “Stock Awards” and “Option Awards” columns represent the grant date fair value related to restricted stock awards and option grants to the named executive officers, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 9, Stock Award Plans, in the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2011. The actual number of stock awards and options granted in 2011 is shown in the “Grants of Plan Based Awards During 2011” table.

(2)	Amounts include payments under the Company’s annual incentive plan and payments pursuant to three-year performance awards. Both the annual incentive plan and the performance awards are described in more detail in the “Compensation Discussion and Analysis” above.

(3)	The amounts for Mr. Pyne reflect the aggregate change during 2011, 2010 and 2009 in the present value of his accumulated benefit under a Deferred Compensation Agreement with Kirby Inland Marine, LP. The amounts for Mr. Binion reflect the change in the present value of his accumulated benefits during 2011, 2010 and 2009 under the Kirby Pension Plan. Since Mr. Binion’s benefits in the Kirby Pension Plan were frozen as of December 31, 1999, the changes in present value are due only to changes in assumptions and the passage of time.

(4)	Amounts for 2011 include an automobile allowance, club memberships, group life insurance and personal financial planning services for Mr. Pyne and Mr. Strahan and an automobile allowance, club memberships and group life insurance services for Mr. Binion, Mr. Grzebinski and Mr. Ivey. Amounts for 2010 include an automobile allowance, club memberships, group life insurance, personal financial planning services for Mr. Pyne and Mr. Strahan and an automobile allowance, group life insurance and club memberships for Mr. Binion, Mr. Grzebinski and Mr. Ivey. Amounts for 2009 include an automobile allowance, club memberships, group life insurance and personal financial planning services for Mr. Pyne and Mr. Strahan and an automobile allowance, group life insurance and club memberships for Mr. Binion and Mr. Ivey. The Company’s contributions under the Company’s Profit Sharing Plan and Deferred Compensation Plan for Key Employees for 2011, which would otherwise be included in this column, have not been determined as of the date of this Proxy Statement. For 2010, the Company’s contributions under the Profit Sharing Plan were as follows: $16,686 to Mr. Pyne, $24,186 to Mr. Binion, $26,236 to Mr. Grzebinski, $16,686 to Mr. Ivey and $18,300 to Mr. Strahan. Also, cash distributions were made in 2011 for excess benefit contributions in 2010 under the Profit Sharing Plan as follows: $19,054 to Mr. Pyne, $10,887 to Mr. Binion, $8,837 to Mr. Grzebinski, $18,687 to Mr. Ivey and $323 to Mr. Strahan. For 2010, the Company’s contributions under the Deferred Compensation Plan for Key Employees were as follows: $75,342 to Mr. Pyne, $16,238 to Mr. Binion, $8,677 to Mr. Grzebinski, $10,500 to Mr. Ivey and $1,062 to Mr. Strahan.

(5)	Mr. Grzebinski became an employee of the Company in February 2010. He has served as Executive Vice President and Chief Financial Officer since March 2010.

Grants of Plan Based Awards During 2011

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise Price of Option Awards ($/sh)(4)	Grant Date Fair Value of Stock and Option Awards(5)

Name		Threshold	Target	Maximum
Joseph H. Pyne	01/24/11	$240,000	$1,200,000	$2,400,000
	01/31/11				25,674			$1,212,600
	01/31/11					29,413	$46.74	486,792

Gregory R. Binion	01/24/11	65,200	326,000	652,000
	01/31/11				6,975			329,400
	01/31/11					7,990	46.74	132,228

David W. Grzebinski	01/24/11	50,000	250,000	500,000
	01/31/11				5,349			252,660
	01/31/11					6,128	46.74	101,412

William G. Ivey	01/24/11				5,500			240,720
	01/31/11					11,050	46.74	182,880

Dorman L. Strahan	01/24/11	25,200	126,000	252,000
	01/31/11				2,696			127,320
	01/31/11					3,088	46.74	51,120

(1)	Amounts shown represent long-term performance awards made to four of the named executive officers in 2011 for the 2011-2013 performance period under the Company’s long-term incentive compensation program. The performance awards are based on a three-year performance period beginning January 1, 2011. The percentage of the target award paid at the end of the performance period will be based on the achievement by the Company (in the case of Mr. Pyne, Mr. Binion and Mr. Grzebinski) or by the Company and its business groups (in the case of Mr. Strahan) on a cumulative basis for the three-year performance period of the objective levels of EBITDA, return on total capital and earnings per share established under the Company’s annual incentive plan. The threshold amount is payable if 80% of the performance target is achieved and the maximum amount is payable if 130% or more of the performance target is achieved; if less than 80% is achieved, there is no payment. For 2011, the first year of the performance period, the Company and its business groups achieved approximately 140-182%, of the target performance measures (depending on the weighting for the different participants), but any payout to the participating executive officers cannot be determined until the remaining two years of the performance period are completed.

(2)	Represents the number of shares of restricted stock awarded in 2011 under the Company’s 2005 Stock and Incentive Plan. The restricted stock vests 20% on January 24th of each year following the original award dates.

(3)	Represents the number of stock options awarded in 2011 under the Company’s 2005 Stock and Incentive Plan. These options become exercisable one-third after one year, two-thirds after two years, and are fully exercisable after three years from the date of grant. The exercise price for the options may be paid with shares of common stock owned for at least six months. No stock appreciation rights were granted with the stock options.

(4)	The exercise price per share is equal to the closing price per share of the Company’s common stock on the date of grant.

(5)	The grant date fair values are calculated based in accordance with FASB ASC Topic 718. Restricted shares are valued at the average of the high and low prices of the Company’s common stock on the date of grant, resulting in a fair value of $43.765 and $47.23 per share on January 24, 2011 and January 31, 2011, respectively. The Black-Scholes option pricing model is used to determine the fair value of stock options, resulting in a value of $16.55 per share on January 31, 2011.

Outstanding Equity Awards at December 31, 2011

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)
Joseph H. Pyne	47,022	—	$48.00	02/08/13	98,237	$6,467,924
	43,601	21,801	$23.98	01/30/14
	13,726	27,452	$32.56	02/01/17
	—	29,413	$46.74	01/31/18

Gregory R. Binion	10,000	—	$48.65	02/01/13	27,851	$1,833,710
	20,000	—	$34.40	11/03/13
	10,900	5,450	$23.98	01/30/14
	3,729	7,458	$32.56	02/01/17
	—	7,990	$46.74	01/31/18

David W. Grzebinski	2,970	5,940	$31.35	02/08/17	35,178	$2,316,120
	—	6,128	$46.74	01/31/18

William G. Ivey	12,800	—	$48.65	02/01/13	20,220	$1,331,285
	—	6,400	$23.98	01/30/14
	4,266	8,534	$32.56	02/01/17
	—	11,050	$46.74	01/31/18

Dorman L. Strahan	4,781	—	$48.00	02/08/13	10,225	$673,214
	4,432	2,217	$23.98	01/30/14
	1,441	2,883	$32.56	02/01/17
	—	3,088	$46.74	01/31/18

(1)	The unexercisable options held by the named executive officers are exercisable or become exercisable, as follows:

Grant Date	Vesting Date	Joseph H. Pyne	Gregory R. Binion	David W. Grzebinski	William G. Ivey	Dorman L. Strahan
01/30/09	01/30/12	21,801	5,450	—	6,400	2,217

02/01/10	02/01/12 02/01/13	13,726 13,726	3,729 3,729	— —	4,267 4,267	1,441 1,442

02/08/10	02/08/12 02/08/13	— —	— —	2,970 2,970	— —	— —

01/31/11	01/31/12 01/31/13 01/31/14	9,804 9,804 9,805	2,663 2,663 2,664	2,042 2,043 2,043	3,683 3,683 3,684	1,029 1,029 1,030

(2)	The vesting dates of the restricted stock awards for the named executive officers are as follows:

		Award Dates
Name	Vesting Dates	01/22/07	02/15/07	01/28/08	02/08/08	10/27/08	01/26/09	01/25/10	02/01/10	02/08/10	01/24/11	01/31/11
Joseph H. Pyne	01/24/12	6,579	—	—	5,000	—	8,833	—	7,371	—	—	5,134
	01/24/13	—	—	—	5,000	—	8,833	—	7,371	—	—	5,135
	01/24/14	—	—	—	—	—	8,834	—	7,371	—	—	5,135
	01/24/15	—	—	—	—	—	—	—	7,371	—	—	5,135
	01/24/16	—	—	—	—	—	—	—	—	—	—	5,135

Gregory R. Binion	01/24/12	640	—	1,000	—	—	2,208	—	2,002	—	—	1,395
	10/27/12	—	—	—	—	1,800	—	—	—	—	—	—
	01/24/13	—	—	1,000	—	—	2,209	—	2,002	—	—	1,395
	10/24/13	—	—	—	—	1,800	—	—	—	—	—	—
	01/24/14	—	—	—	—	—	2,209	—	2,003	—	—	1,395
	01/24/15	—	—	—	—	—	—	—	2,003	—	—	1,395
	01/24/16	—	—	—	—	—	—	—	—	—	—	1,395

David W. Grzebinski	01/02/12	—	—	—	—	—	—	—	—	23,449	—	—
	01/24/12	—	—	—	—	—	—	—	—	1,595	—	1,069
	01/24/13	—	—	—	—	—	—	—	—	1,595	—	1,070
	01/24/14	—	—	—	—	—	—	—	—	1,595	—	1,070
	01/24/15	—	—	—	—	—	—	—	—	1,595	—	1,070
	01/24/16	—	—	—	—	—	—	—	—	—	—	1,070

William G. Ivey	01/24/12	1,280	—	1,280	—	—	1,920	1,280	—	—	1,100	—
	01/24/13	—	—	1,280	—	—	1,920	1,280	—	—	1,100	—
	01/24/14	—	—	—	—	—	1,920	1,280	—	—	1,100	—
	01/24/15	—	—	—	—	—	—	1,280	—	—	1,100	—
	01/24/16	—	—	—	—	—	—	—	—	—	1,100	—

Dorman L. Strahan	01/24/12	—	720	—	509	—	898	—	774	—	—	539
	01/24/13	—	—	—	509	—	898	—	774	—	—	539
	01/24/14	—	—	—	—	—	899	—	774	—	—	539
	01/24/15	—	—	—	—	—	—	—	774	—	—	539
	01/24/16	—	—	—	—	—	—	—	—	—	—	540

(3)	The market value of the shares of restricted stock that had not vested as of December 31, 2011 is calculated using the closing price of the Company’s common stock on December 30, 2011, which was $65.84 per share.

Option Exercises and Stock Vested During 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Joseph H. Pyne	63,794	$1,579,291	36,007	$1,632,959
Gregory R. Binion	—	—	8,450	405,302
David W. Grzebinski	—	—	15,603	691,725
Dorman L. Strahan	4,000	98,400	3,340	149,323
William G. Ivey	6,400	195,904	7,360	322,589

(1)	Based on the closing price of the Company’s common stock on the date of exercise.

(2)	Based on the closing price of the Company’s common stock on the date of vesting.

Pension Benefits

Name	Plan Name	Years of Credited Service	Present Value of Accumulated Benefit
Joseph H. Pyne	Kirby Inland Marine LP — Deferred Compensation Plan(1)	—	$613,220
Gregory R. Binion	Kirby Pension Plan(2)	11	79,036

(1)	Kirby Inland Marine, LP has an unfunded Deferred Compensation Agreement with Mr. Pyne in connection with his previous employment as its President. Mr. Pyne has enough years of service to qualify for the maximum payment of $4,175 per month under the agreement. The agreement provides for benefits to Mr. Pyne of $4,175 per month commencing upon the later of his severance from the employment of the Company or his 65th birthday and continuing until the month of his death. If Mr. Pyne should die prior to receiving such deferred compensation, the agreement provides for monthly payments to his beneficiary for a period of not less than 60 nor more than 120 months, depending on the circumstances. The agreement also provides that no benefits will be paid if Mr. Pyne is terminated for a “wrongful action” (as defined in the agreement).

(2)	The Company sponsors a defined benefit plan, the Kirby Pension Plan, for vessel personnel and shore based tankermen employed by certain subsidiaries of the Company. Shoreside personnel employed by Hollywood prior to its merger with a subsidiary of the Company in 1999, including Mr. Binion, also are participants in the Kirby Pension Plan, but ceased to accrue additional benefits effective December 31, 1999. The Company contributes such amounts as are necessary on an actuarial basis to provide the Kirby Pension Plan with assets sufficient to meet the benefits paid to participants.

Nonqualified Deferred Compensation

Name	Registrant Contributions in Last Fiscal Year(1)	Aggregate Earnings (Loss) in Last Fiscal Year(2)	Aggregate Balance at Last Fiscal Year End
Joseph H. Pyne	$—	$72,572	$1,796,325
Gregory R. Binion	—	(775)	35,915
David W. Grzebinski	—	(396)	8,281
William G. Ivey	—	(689)	137,443
Dorman L. Strahan	—	(64)	10,156

(1)	The Company has an unfunded, nonqualified Deferred Compensation Plan for Key Employees which was adopted in October 1994, effective January 1, 1992. The Plan is designed primarily to provide additional benefits to eligible employees to restore benefits to which they would be entitled under the Company’s Profit Sharing Plan and 401(k) Plan were it not for certain limits imposed by the Internal Revenue Code. The benefits under the Deferred Compensation Plan are designed to restore benefits for employees with base salary in excess of a certain level ($245,000 for 2011). Contributions for 2011, which would otherwise be included in this column, have not been determined as of the date of this Proxy Statement. For 2010, the Company’s contributions under the Deferred Compensation Plan for Key Employees were as follows: $75,342 to Mr. Pyne, $16,238 to Mr. Binion, $8,677 to Mr. Grzebinski, $10,500 to Mr. Ivey and $1,062 to Mr. Strahan.

(2)	Earnings on deferred compensation under the Deferred Compensation Plan for Key Employees are calculated in the same manner and at the same rate as earnings on externally managed investments of salaried employees participating in the Company’s Profit Sharing Plan.

Equity Compensation Plan Information as of December 31, 2011

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by stockholders	445,674	$36.81	1,214,718
Equity compensation plans not approved by stockholders(1)	353,625	$39.05	252,224
Total	799,299	$37.80	1,466,942

(1)	The only plan included in the table that was adopted without stockholder approval was the 2000 Nonemployee Director Stock Plan, the material features of which are summarized under “BOARD OF DIRECTORS — Director Compensation.” A subsequent increase in the number of shares that may be issued under that plan was approved by the stockholders in 2008.

Potential Payments Upon Change in Control

If a change in control were to have occurred on December 31, 2011, all of the named executive officers’ outstanding options to acquire Company common stock would have become immediately exercisable. The options were granted at a price equal to the fair market value of the Company’s common stock on the date of grant, vest in equal increments over three years and have a term of five or seven years. Restricted stock awards granted to the named executive officers would have immediately vested. The restricted stock awards vest in equal increments over five years, except for 37,458 shares of restricted stock awarded to Mr. Grzebinski, of which 14,009 shares vested on January 2, 2011 and 23,449 shares vested on January 2, 2012. Performance awards would have been considered earned so that holders of the awards would have been entitled to receive the target performance award the holder could have earned for the proportionate part of the performance period prior to the change in control. The outstanding options would have become immediately exercisable and the restricted stock award and performance awards would have become immediately vested regardless of whether the named executive officer was terminated or voluntarily terminated employment following the change of control. The value of the stock options and restricted stock awards is based on the Company’s closing market price of $65.84 per share on December 30, 2011, the last trading day before year-end.

Joseph H. Pyne

Mr. Pyne’s options to purchase an aggregate of 78,666 shares of common stock would have become fully exercisable on December 31, 2011, if a change in control had occurred on that date. Under the terms of Mr. Pyne’s stock options, he would have to pay $2,791,389 to purchase the shares. Accordingly, the maximum value of the accelerated vesting of the 78,666 options would have been $2,387,981 ($65.84 per share value on December 30, 2011, multiplied by 78,666 shares minus $2,791,389, the aggregate exercise price of the options). No other options were held by Mr. Pyne on December 31, 2011.

Mr. Pyne had 98,237 shares of restricted stock that were not vested as of December 31, 2011. If a change of control had occurred on that date, the 98,237 shares would have become fully vested. The maximum value of the accelerated vesting of Mr. Pyne’s restricted stock would have been $6,467,924 ($65.84 per share value on December 30, 2011, multiplied by 98,237 restricted shares).

On December 31, 2011, Mr. Pyne would have become entitled to payments under previously granted performance awards totaling $1,685,600 if a change in control had occurred on that date.

Gregory R. Binion

Mr. Binion’s options to purchase an aggregate of 20,898 shares of common stock would have become fully exercisable on December 31, 2011, if a change in control had occurred on that date. Under the terms of Mr. Binion’s stock options, he would have to pay $746,976 to purchase the shares. Accordingly, the maximum value of the accelerated vesting of the 20,898 options would have been $628,948 ($65.84 per share value on December 30, 2011, multiplied by 20,898 shares minus $746,976, the aggregate exercise price of the options). No other options were held by Mr. Binion on December 31, 2011.

Mr. Binion had 27,851 shares of restricted stock that were not vested as of December 31, 2011. If a change of control had occurred on that date, the 27,851 shares would have become fully vested. The maximum value of the accelerated vesting of Mr. Binion’s restricted stock would have been $1,833,710 ($65.84 per share value on December 30, 2011, multiplied by 27,851 restricted shares).

On December 31, 2011, Mr. Binion would have become entitled to payments under previously granted performance awards totaling $459,008 if a change in control had occurred on that date.

David W. Grzebinski

Mr. Grzebinski’s options to purchase an aggregate of 12,068 shares of common stock would have become fully exercisable on December 31, 2011, if a change in control had occurred on that date. Under the terms of Mr. Grzebinski’s stock options, he would have to pay $472,642 to purchase the shares. Accordingly, the maximum value of the accelerated vesting of the 12,068 options would have been $321,915 ($65.84 per share value on December 30, 2011, multiplied by 12,068 shares minus $472,642, the aggregate exercise price of the options). No other options were held by Mr. Grzebinski on December 31, 2011.

Mr. Grzebinski had 35,178 shares of restricted stock that were not vested as of December 31, 2011. If a change of control had occurred on that date, the 35,178 shares would have become fully vested. The maximum value of the accelerated vesting of Mr. Grzebinski’s restricted stock would have been $2,316,120 ($65.84 per share value on December 30, 2011, multiplied by 35,178 restricted shares).

On December 31, 2011, Mr. Grzebinski would have become entitled to payments under previously granted performance awards totaling $351,166 if a change in control had occurred on that date.

William G. Ivey

Mr. Ivey’s options to purchase an aggregate of 25,984 shares of common stock would have become fully exercisable on December 31, 2011, if a change in control had occurred on that date. Under the terms of Mr. Ivey’s stock options, he would have to pay $947,816 to purchase the shares. Accordingly, the maximum value of the accelerated vesting of the 25,984 options would have been $762,971 ($65.84 per share value on December 30, 2011, multiplied by 25,984 shares minus $947,816, the aggregate exercise price of the options). No other options were held by Mr. Ivey on December 31, 2011.

Mr. Ivey had 20,220 shares of restricted stock that were not vested as of December 31, 2011. If a change of control had occurred on that date, the 20,220 shares would have become fully vested. The maximum value of the accelerated vesting of Mr. Ivey’s restricted stock would have been $1,331,285 ($65.84 per share value on December 30, 2011, multiplied by 20,220 restricted shares).

Dorman L. Strahan

Mr. Strahan’s options to purchase an aggregate of 8,188 shares of common stock would have become fully exercisable on December 31, 2011, if a change in control had occurred on that date. Under the terms of Mr. Strahan’s stock options, he would have to pay $291,367 to purchase the shares. Accordingly, the maximum value of the accelerated vesting of the 8,188 options would have been $247,731 ($65.84 per share value on December 30, 2011, multiplied by 8,188 shares minus $291,367, the aggregate exercise price of the options). No other options were held by Mr. Strahan on December 31, 2011.

Mr. Strahan had 10,225 shares of restricted stock that were not vested as of December 31, 2011. If a change of control had occurred on that date, the 10,225 shares would have become fully vested. The maximum value of the accelerated vesting of Mr. Strahan’s restricted stock would have been $673,214 ($65.84 per share value on December 30, 2011, multiplied by 10,225 restricted shares).

On December 31, 2011, Mr. Strahan would have become entitled to payments under previously granted performance awards totaling $146,916 if a change in control had occurred on that date.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is responsible for monitoring the integrity of the Company’s financial reporting, accounting procedures and internal controls. The Audit Committee is composed of four directors, all of whom are independent within the meaning of SEC and NYSE rules. The Audit Committee operates under a written charter adopted by the Board.

Management is primarily responsible for the Company’s financial reporting process and internal controls. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and issuing a report on the conformity of the financial statements with generally accepted accounting principles. The Company’s independent auditors are also responsible for performing an audit of the Company’s internal control over financial reporting. The Audit Committee is responsible for overseeing those processes.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2011 with management and the independent auditors. The Audit Committee also (a) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, as amended and as adopted by the Public Company Accounting Oversight Board (the “PCAOB”), (b) received the written disclosures and letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and (c) discussed with the independent auditors their independence.

Based on the Audit Committee’s review of the audited financial statements for the year ended December 31, 2011 and the Audit Committee’s discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which has been filed with the Securities and Exchange Commission.

AUDIT COMMITTEE Bob G. Gower, Chairman Richard J. Alario David L. Lemmon Richard R. Stewart

AMENDMENT OF THE 2005 STOCK AND INCENTIVE PLAN (PROPOSAL 2)

On February 15, 2012, the Board approved amendments to the Company’s 2005 Stock and Incentive Plan (the “2005 Plan”) to (1) increase the number of shares of the Company’s Common Stock that may be issued under the 2005 Plan from 3,000,000 to 5,000,000 shares and (2) increase the maximum amount of cash that may be paid to any participant pursuant to any performance award under the 2005 Plan during any calendar year from $3,000,000 to $5,000,000. The amendments are subject to stockholder approval.

The Board of Directors of the Company unanimously recommends that you vote “FOR” the proposed amendments to the 2005 Plan.

If the proposed amendments to the 2005 Plan are not approved by the Company’s stockholders, the 2005 Plan will remain in effect in its current form, subject to amendment from time to time by the Board in respects that do not constitute material amendments that require stockholder approval.

Discussion of the Proposed Amendments

The 2005 Plan was originally approved by the stockholders of the Company on April 26, 2005. The increase in the number of shares that may be issued under the 2005 Plan to the current 3,000,000 shares and the increase in the maximum amount of cash that may be paid pursuant to a performance award in any year to the current $3,000,000 were both approved by the stockholders of the Company on April 22, 2008. In the period from December 31, 2007 through December 31, 2011, the assets of the Company have grown from $1.43 billion to $2.96 billion (a 107% increase), the revenues of the Company have grown from $1.17 billion to $1.85 billion (a 58% increase), and earnings per share have grown from $2.29 to $3.33 (a 45% increase), all despite the difficult economic conditions since 2008.

The Company’s long-term performance has been due in a large part to a highly qualified and loyal employee base. The Company’s future growth and performance will also depend to a significant extent on its ability to attract, retain and reward employees who contribute to the Company’s success. The Company believes that equity awards are an important component of its compensation program that are needed in order for the Company to be able to continue to attract and retain employees with the skills and experience required for the Company to continue to grow and build on its past success.

Employees of the Company and its subsidiaries are eligible to receive awards under the 2005 Plan. No grants of any equity compensation awards have been made from the 2,000,000 incremental shares proposed to be added to the 2005 Plan. The amounts of future awards that may be made to officers of the Company under the 2005 Plan are not determinable at this time, since any such awards are made in the discretion of the Compensation Committee. Nonemployee directors are not eligible for awards under the 2005 Plan.

As of March 7, 2012, 898,034 shares of common stock were available for future awards under the 2005 Plan. The total number of shares subject to awards made under the 2005 Plan was 301,993 in 2010, 253,633 in 2011 and 220,359 in 2012 to date. The Company’s burn rate under all of its stock plans, defined as the number of shares subject to grants made in a given year as a percentage of the weighted average shares outstanding during the year, was 1.05% for 2011, 1.48% for 2010 and 1.56% for 2009. In calculating the burn rate, the number of shares of restricted stock granted (so-called “full value” awards) is multiplied by 2.5 in 2011, by 3 in 2010 and 2 in 2009 as a method of attempting to equate the dilutive effect of full value awards to that of option shares. The Company’s equity overhang, defined as (a) the number of shares subject to outstanding unexercised options plus the number of shares remaining available for awards under the Company’s equity compensation plans as a percentage of (b) outstanding shares plus the number of shares subject to outstanding unexercised options plus the number of shares remaining available for awards under the Company’s equity compensation plans, was 3.91% at the end of 2011, 4.58% at the end of 2010 and 5.29% at the end of 2009.

The following table shows the number of shares of common stock subject to options and restricted stock grants that were awarded to the named executive officers and the identified groups under the 2005 Plan in 2011 and the amount of the cash performance awards earned by such executive officers and groups in 2011 or for performance periods ending in 2011.

Name	Shares Subject to Options	Shares of Restricted Stock	Amount of Performance Awards
Joseph H. Pyne	29,413	25,674	$2,817,297
Gregory R. Binion	7,990	6,975	942,001
David W. Grzebinski	6,128	5,349	440,254
William G. Ivey	11,050	5,500	406,277
Dorman L. Strahan	3,088	2,696	383,964
All current executive officers as a group	79,769	63,094	6,428,568
All employees (other than executive officers) as a group	23,252	87,518	15,061,181
Non-officer directors as a group	—	—	—

Section 162(m) of the Internal Revenue Code denies a tax deduction to public companies for compensation over $1,000,000 paid to a company’s most highly paid executive officers, subject to exemption from that limit for certain performance-based compensation. There are limitations in the 2005 Plan designed to qualify awards for the exemption, including a $3,000,000 limitation on the maximum amount of cash that may be paid to any participant in the 2005 Plan pursuant to any performance award during any calendar year. The highest payment made to date to any participant in one year under the 2005 Plan was a payment of $2,817,297 to Mr. Pyne based on the Company’s performance during 2011 and for the period 2009 through 2011. In light of the sustained growth and performance of the Company described above, the Board decided to increase the limit under the 2005 Plan to $5,000,000 to enhance the ability of the Company to qualify future performance award payments as deductible performance-based compensation, subject to stockholder approval of the increase.

Summary of the 2005 Plan

The material features of the 2005 Plan (as proposed to be amended) are discussed below. The discussion is subject to, and is qualified in its entirety by, the full text of the 2005 Plan (as proposed to be amended), which is attached as Exhibit A to this Proxy Statement.

General

Purpose

The purpose of the 2005 Plan is to advance the interests of the Company by providing an additional incentive to attract and retain qualified and competent employees for the Company and its subsidiaries, upon whose efforts and judgment the success of the Company is largely dependent, through the award of options to purchase shares of common stock, shares of restricted stock and performance awards.

Eligibility

Employees of the Company are eligible to participate in the 2005 Plan.

Types of Awards

The 2005 Plan authorizes the granting of incentive stock options (“Incentive Options”) and nonincentive stock options (“Nonincentive Options”) to purchase common stock of the Company to employees of the Company. Incentive Options are intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code. Nonincentive Options do not qualify for such treatment. Unless the context otherwise requires, the term “Options” includes both Incentive Options and Nonincentive Options.

The 2005 Plan also authorizes awards of restricted stock (“Restricted Stock”). The vesting and number of shares of a Restricted Stock award may be conditioned upon one or a combination of:

•	the completion of a specified period of service with the Company;

•	the attainment of goals related to the performance of the Company or a subsidiary, division, department or unit of the Company;

•	the performance of the Company’s common stock; or

•	the performance of the recipient of the Restricted Stock award.

The Compensation Committee of the Board determines whether a recipient of Restricted Stock will have the right to vote or receive dividends before the Restricted Stock has vested.

The 2005 Plan also authorizes awards intended to be “performance-based compensation” which are payable in stock, cash or a combination of stock and cash (“Performance Awards”). The amount of any Performance Awards granted will be determined upon the achievement of performance objectives. The Compensation Committee establishes the performance objectives, the length of the performance period and the form and time of payment of the award.

Administration

The 2005 Plan is administered by the Compensation Committee. The Compensation Committee has the authority to interpret and adopt rules and regulations for carrying out the 2005 Plan. All decisions and acts of the Compensation Committee are final and binding on all participants under the 2005 Plan. If there is no Compensation Committee, the Board will administer the 2005 Plan.

Shares of Common Stock Subject to the 2005 Plan

A total of 5,000,000 shares of common stock (subject to adjustment as discussed below) may be issued under the 2005 Plan.

Exercise Price of Options

The exercise price of Options granted under the 2005 Plan shall be any price determined by the Compensation Committee, but may not be less than the fair market value of the common stock on the date of grant. The exercise price of Incentive Options shall not be less than 110% of the fair market value on the date of grant if the optionee owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

Price of Restricted Stock

The price, if any, to be paid by a recipient for Restricted Stock awarded under the 2005 Plan shall be determined by the Compensation Committee.

Payment of Exercise Price

Unless further limited by the Compensation Committee, the exercise price of an Option shall be paid solely in cash, by certified or cashier’s check, by money order, by personal check or by delivery of shares of common stock owned by the optionee for at least six months, or by a combination of the foregoing. If the exercise price is paid in whole or in part with shares of common stock, the value of the shares surrendered shall be their fair market value on the date received by the Company.

Restrictions on Transfer of Awards

No award granted under the 2005 Plan is transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of a participant, each award will be exercisable only by the participant or the guardian or legal representative of the participant.

Restrictions on Transfer of Restricted Stock

A participant may not sell, transfer, assign or pledge shares of Restricted Stock until the shares have vested.

Exercisability of Options

In granting Options, the Compensation Committee, in its sole discretion, may determine the terms and conditions under which the Options shall be exercisable.

The Compensation Committee also has the right, exercisable in its sole discretion, to accelerate the date on which all or any portion of an Option may be exercised or otherwise waive or amend any conditions in respect of all or a portion of the Options held by an optionee.

In the event of a Change in Control (as defined in the 2005 Plan), all Options outstanding at the time of the Change in Control will become immediately exercisable unless otherwise provided in the option agreement. In the event of a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, the Compensation Committee may provide for payment of cash or securities of the Company in satisfaction of the Options.

Vesting of Restricted Stock

In granting Restricted Stock awards, the Compensation Committee, in its sole discretion, may determine the terms and conditions under which the Restricted Stock awards shall vest.

The Compensation Committee also has the right, exercisable in its sole discretion, to accelerate the date on which Restricted Stock may vest or otherwise waive or amend any conditions in respect of a grant of Restricted Stock.

In the event of a Change in Control, all shares of Restricted Stock will vest unless the restricted stock agreement with the recipient specifies otherwise.

Terms of Performance Awards

In granting performance awards, the Compensation Committee may determine the target and maximum value of the performance award and the date or dates when performance awards are earned. However, the Compensation Committee may not grant performance awards to covered employees under Section 162(m) of the Internal Revenue Code after the earlier of:

•	90 days after the beginning of the performance period;

•	the date on which 25% of the performance period has elapsed; or

•	the date on which the satisfaction of the performance objectives becomes substantially certain.

Expiration of Options

The expiration date of an Option is determined by the Compensation Committee at the time of the grant.

If an optionee’s employment is terminated for cause, any Options held by the optionee terminate automatically and without notice. The 2005 Plan further provides that in most instances an Option must be exercised by the optionee within 30 days after the termination of an optionee’s employment with the Company (for any reason other than termination for cause, mental or physical disability or death), if and to the extent such Option was exercisable on the date of such termination.

Generally, if an optionee’s termination of employment is due to mental or physical disability, the optionee will have the right to exercise an Option (to the extent otherwise exercisable on the date of termination) for a period of one year from the date on which the optionee suffers the mental or physical disability. If an optionee dies while actively employed by the Company, an Option may be exercised (to the extent otherwise exercisable on the date of death) within one year of the date of the optionee’s death by the optionee’s legal representative or legatee. If the optionee dies following termination of employment, but within either the 30-day period described in the preceding paragraph, or during the one year period following termination due to disability, the employee’s beneficiary will have six months to exercise the option.

The Compensation Committee may extend the termination date of a Nonincentive Option to a date not later than the tenth anniversary of the date of the grant of the Option.

Expiration of Restricted Stock Awards

The requirements for vesting of Restricted Stock are determined by the Compensation Committee at the time of the grant.

If an employee’s employment is terminated before all of the Restricted Stock held by the employee has vested, the shares of Restricted Stock that have not vested shall be forfeited and any purchase price paid by the employee for the forfeited shares shall be returned to the employee. If other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of the conditions established by the Compensation Committee, the shares of Restricted Stock shall be forfeited and any purchase price paid by the employee shall be returned to the employee.

Expiration of Performance Awards

The performance periods are determined by the Compensation Committee at the time of grant. If a participant’s employment is terminated due to death, disability or retirement before the end of a performance period, a proportional portion of the performance award, to the extent earned as a result of the full or partial achievement of the performance objectives during the performance period, will be paid after the end of the performance period. If a participant’s employment is terminated for any other reason, the participant shall not be entitled to any part of the performance award.

Term of the 2005 Plan

The 2005 Plan is of unlimited duration. However, no Incentive Options shall be granted on or after the tenth anniversary of the effective date of the 2005 Plan.

Adjustments

The 2005 Plan gives the Compensation Committee authority to make appropriate adjustments to the number of shares with respect to which Options may be granted, to the number of shares subject to outstanding Options and to the exercise price of outstanding Options in the event of a change in the capitalization of the Company, a distribution to stockholders other than regular cash dividends, a recapitalization resulting in a split-up or consolidation of shares or a share repurchase at a price in excess of the market price of the shares at the time the repurchase is announced.

Amendments

The Board may amend or modify the 2005 Plan at any time, subject to stockholder approval if required by applicable law or regulation or by applicable stock exchange rules; provided that the action may not impair the rights of a participant with respect to an outstanding award without the written consent of such participant. NYSE rules require stockholder approval of all equity compensation plans and material amendments to such plans.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options and awards pursuant to the 2005 Plan under the law as in effect on the date of this Proxy Statement. The rules governing the tax treatment of such options and awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the 2005 Plan, nor does it address state, local or non-U.S. taxes.

Grants of Options

Under current tax laws, the grant of an Option will not be a taxable event to the optionee and the Company will not be entitled to a deduction with respect to the grant.

Exercise of Nonincentive Options and Subsequent Sale of Stock

Upon the exercise of a Nonincentive Option, an optionee will recognize ordinary income in the year of exercise equal to the excess of the then fair market value of the shares of common stock on the exercise date over the exercise price. The taxable income recognized upon exercise of a Nonincentive Option will be treated as compensation income subject to withholding and, subject to Section 162(m) of the Internal Revenue Code and the requirement of reasonableness, the Company will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise. When common stock received upon the exercise of a Nonincentive Option subsequently is sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized in the year of exercise). The character of the gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise. Special tax rules apply when all or a portion of the exercise price of a Nonincentive Option is paid by the delivery of already owned shares.

Exercise of Incentive Options and Subsequent Sale of Stock

The exercise of an Incentive Option generally will not be a taxable event to the optionee and the Company will not be entitled to any deduction with respect to such exercise if the optionee does not dispose of the shares of common stock acquired upon the exercise of an Incentive Option until after the later of two years following the date of grant or one year following the date of exercise. A disposition within such period would be a “disqualifying disposition.” The surrender of shares of common stock acquired upon the exercise of an Incentive Option in payment of the exercise price of an Option or to satisfy any withholding requirements within the required holding period for incentive stock options under the Internal Revenue Code will be a disqualifying disposition of the surrendered shares. Upon any subsequent taxable non-disqualifying disposition of shares of common stock received upon exercise of an Incentive Option, the optionee generally will recognize long-term or short-term capital gain (or loss) equal to the difference between the total amount realized and the exercise price of the Incentive Option.

In the case of a disqualifying disposition, the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the lower of (i) the excess of the amount realized over the exercise price or (ii) excess of the fair market value of the common stock at the time of the exercise over the exercise price and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by the optionee. In addition, the optionee will recognize on the disqualifying disposition, as long-term or short-term capital gain depending on the length of time the stock was held after the Option was exercised, the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of the common stock at the time of the exercise. If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the option price. In both situations, the Company’s tax deduction is limited to the amount of ordinary income recognized by the optionee. Different consequences apply for an optionee subject to the alternative minimum tax, and special tax rules apply when all or a portion of the exercise price of an Incentive Option is paid by delivery of already owned shares.

Restricted Common Stock

Unless a recipient who receives Restricted Stock makes an election under Section 83(b) of the Internal Revenue Code, the recipient generally is not required to recognize ordinary income on the award of the Restricted Stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the recipient will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a recipient makes a Section 83(b) election, the recipient will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the recipient will not be required to recognize additional ordinary income when the shares vest.

Any gain or loss recognized upon a subsequent disposition of the shares will be capital gain or loss. If, after making a Section 83(b) election, an employee forfeits any shares of Restricted Stock, the employee will realize a loss equal to the amount paid for the Restricted Stock, not the amount elected to be included as income at the time of grant. If, after making the election, an employee sells Restricted Stock, the employee will have a gain or loss equal to the difference between the total amount realized and the adjusted tax basis in the shares (the consideration paid for the shares, if any, plus the amount of ordinary income recognized as a result of the election).

Performance Shares

A recipient is not taxed upon the grant of performance shares. Upon receipt of the underlying shares, the recipient will be taxed at ordinary income tax rates on the current fair market value of stock received, and the Company will be entitled to a corresponding tax deduction. The recipient’s basis in any shares acquired pursuant to the settlement of performance shares will be equal to the amount of ordinary income on which the recipient was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

Section 162(m) Effect on Deductibility

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the company’s most highly paid executives, subject to an exception that would allow the deduction of certain performance-based compensation. The 2005 Plan allows the Compensation Committee in its discretion to grant Options and Performance Awards that qualify as performance-based compensation that will not be subject to the $1 million limitation.

Withholding

The Company has the right to reduce the number of shares of common stock deliverable pursuant to the 2005 Plan by an amount having a fair market value equal to the minimum statutory amount necessary to satisfy all federal and state tax withholding requirements or to deduct a corresponding amount from any cash payment to be made pursuant to the 2005 Plan. The Compensation Committee may permit participants to satisfy all or a portion of the minimum statutory withholding requirement by having shares withheld from the award.

Parachute Payments

Under the so-called “golden parachute” provisions of the Internal Revenue Code, the accelerated vesting of Options, Restricted Stock, Performance Awards and benefits paid under any other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If those limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the Company.

AMENDMENT OF THE 2000 NONEMPLOYEE DIRECTOR STOCK PLAN (PROPOSAL 3)

On February 15, 2012, the Board approved an amendment to the Company’s 2000 Nonemployee Director Stock Plan (the “2000 Plan”) to increase the number of shares that may be issued under the 2000 Plan from 1,000,000 to 1,500,000 shares, subject to stockholder approval.

The Board of Directors of the Company unanimously recommends that you vote “FOR” the proposed amendment to the 2000 Plan.

If the proposed amendment to the 2000 Plan is not approved by the Company’s stockholders, the 2000 Plan will remain in effect in its current form, subject to amendment from time to time by the Board in respects that do not constitute material amendments that require stockholder approval.

Discussion of the Proposed Amendment

The 2000 Plan currently provides for automatic grants to nonemployee directors of the Company of (1) a stock option for 10,000 shares of the Company’s common stock on the date of a director’s first election as a director, (2) a stock option for 6,000 shares immediately after each annual meeting of stockholders of the Company and (3) 1,000 shares of restricted stock immediately after each Annual Meeting of Stockholders of the Company. The 2000 Plan also permits nonemployee directors to elect to receive options or restricted stock in lieu of all or part of the $24,000 annual director fee otherwise payable in cash.

The purpose of the 2000 Plan is to compensate nonemployee directors fairly for the time and effort they devote to the Company’s business and thereby enable the Company to attract and retain qualified directors. Only nonemployee directors of the Company are eligible to participate in the 2000 Plan. There are currently nine nonemployee directors.

No grants of any equity compensation awards have been made from the 500,000 incremental shares proposed to be added to the 2000 Plan. Since the inception of the 2000 Plan, options covering 678,499 shares of common stock and 81,277 shares of restricted stock have been granted to nonemployee directors. The amounts of future awards that may be made to nonemployee directors under the 2000 Plan will include the automatic grants described above and an undeterminable number of options or shares of restricted stock that will depend on the elections they make with respect to the $24,000 annual director fee.

As of March 7, 2012, 252,224 shares of common stock were available for future awards under the 2000 Plan. The total number of shares subject to awards made under the 2000 Plan was 68,589 in 2010 and 72,542 in

2011, and awards covering an estimated 66,400 shares will be made immediately after the 2012 Annual Meeting. Giving effect to those awards, there will be a total of approximately 185,800 shares of common stock available for future awards under the 2000 Plan without the proposed increase.

Summary of the 2000 Plan

The material features of the 2000 Plan (as proposed to be amended) are discussed below. The discussion is subject to, and is qualified in its entirety by, the full text of the 2000 Plan (as proposed to be amended), which is attached as Exhibit B to this Proxy Statement.

General

Purpose

The purpose of the 2000 Plan is to advance the interests of the Company by providing an incentive to attract and retain qualified directors for the Company through the encouragement of stock ownership in the Company through the granting of stock options or restricted stock.

Eligibility

Directors of the Company who are not employees of the Company or its subsidiaries are eligible to participate in the 2000 Plan.

Types of Awards

The 2000 Plan authorizes the granting to nonemployee directors of the Company of nonincentive stock options (“Options”) to purchase common stock of the Company and shares of restricted stock (“Restricted Stock”), which is common stock of the Company that is subject to forfeiture until it becomes vested.

Administration

The 2000 Plan is administered by the Compensation Committee. The Compensation Committee has the authority to interpret and adopt rules and regulations for carrying out the 2000 Plan. All decisions and acts of the Compensation Committee are final and binding on all participants under the 2000 Plan. If there is no Compensation Committee, the Board of Directors will administer the 2000 Plan.

Shares of Common Stock Subject to the 2000 Plan

A total of 1,500,000 shares of common stock (subject to adjustment as discussed below) may be issued under the 2000 Plan.

Granting of Options

Under the 2000 Plan, nonemployee directors automatically receive:

•	an Option for 10,000 shares of the Company’s common stock on the date of the director’s first election as a director, and

•	an Option for 6,000 shares of the Company’s common stock immediately after each annual meeting of stockholders of the Company.

The Compensation Plan permits nonemployee directors to elect to receive Options in lieu of all or part of the $24,000 annual director fee otherwise payable in cash. Each eligible director who makes such an election shall automatically be granted an Option for a number of shares of the Company’s common stock equal to:

•	the amount of the fee the eligible director elects to receive in the form of an Option, divided by

•	the fair market value of a share of the Company’s common stock on the date of grant, multiplied by

•	3, with the result rounded to the nearest whole share of common stock.

The 2000 Plan also provides for discretionary grants of up to an aggregate of 10,000 shares in the form of stock options or restricted stock.

Option Price

The option price per share of Options granted under the 2000 Plan is the fair market value of the common stock on the date of grant.

Payment of Exercise Price

Unless further limited by the Compensation Committee, the option price of an Option shall be paid solely in cash, by certified or cashier’s check, by money order, by personal check or by delivery of shares of common stock owned by the optionee for at least six months, or by a combination of the foregoing. If the exercise price is paid in whole or in part with shares of common stock, the value of the shares surrendered shall be their fair market value on the date received by the Company.

Restrictions on Transfer of Options

No Option granted under the 2000 Plan is transferable other than by will or by the laws of descent and distribution. During the lifetime of an eligible director, each Option will be exercisable only by the director or the guardian or legal representative of the director.

Exercisability of Options

Options granted to an eligible director automatically upon the director’s first election as a director are exercisable on or after the date of grant. Options granted to an eligible director after an annual meeting of stockholders are exercisable six months after the date of grant.

Options granted to an eligible director in lieu of director fees otherwise payable in cash become exercisable on the last day of each calendar quarter after the date of grant (each, a “Payment Date”) in the number of shares equal to (a) the total number of shares subject to the Option divided by (b) the number of Payment Dates occurring after the date of grant and before the first anniversary of the most recent annual meeting of stockholders.

In the event of a Change in Control (as defined in the 2000 Plan), all Options outstanding at the time of the Change in Control will become immediately exercisable. In the event of a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, the Board of Directors or the Compensation Committee may provide for any or all of the following:

•	for Options to become immediately exercisable;

•	for exercisable Options to be cancelled immediately prior to the transaction;

•	for the assumption by the surviving entity of the 2000 Plan and the Options; or

•	for payment in cash or stock in lieu of and in complete satisfaction of Options.

Granting of Restricted Stock

Under the 2000 Plan, nonemployee directors automatically receive 1,000 shares of Restricted Stock immediately after each annual meeting of stockholders of the Company.

The Compensation Plan permits nonemployee directors to receive Restricted Stock in lieu of all or part of the $24,000 annual director fee otherwise payable in cash. Each eligible director who has made such an election shall automatically be granted a number of shares of Restricted Stock equal to:

•	the amount of the fee the eligible director elects to receive in the form of Restricted Stock, divided by

•	the fair market value of a share of the Company’s common stock on the date of grant, multiplied by

•	1.2, with the result rounded to the nearest whole share of common stock.

Restrictions on Transfer of Restricted Stock

A participant may not sell, transfer, assign or pledge shares of Restricted Stock until the shares have vested. Stock certificates representing the Restricted Stock shall either be held by the Company or delivered to the participant bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested. At the time the Restricted Stock vests, a certificate for the vested shares will be delivered to the participant free of transfer restrictions.

Vesting of Restricted Stock

Restricted Stock granted to an eligible director after an annual meeting of stockholders vests six months after the date of grant.

The number of shares of Restricted Stock granted to an eligible director in lieu of director fees otherwise payable in cash that vest on each Payment Date is equal to (a) the number of shares granted divided by (b) the number of Payment Dates occurring after the date of grant and before the first anniversary of the most recent annual meeting of stockholders.

In the event of a Change in Control (as defined in the 2000 Plan), all shares of Restricted Stock will immediately vest. The Compensation Committee may in its discretion at any time accelerate vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of Restricted Stock under the 2000 Plan.

Term of the 2000 Plan

The 2000 Plan is of unlimited duration.

Adjustments

In the event of an increase or decrease in the number of outstanding shares of common stock of the Company as a result of a stock dividend, recapitalization or stock split, combination or exchange of shares, the Compensation Committee shall make appropriate adjustments in the number and kind of shares subject to being granted under the 2000 Plan so that the same proportion of the Company’s issued and outstanding shares shall continue to be subject to issuance under the 2000 Plan upon the exercise of Options or as Restricted Stock.

Amendments

The Board of Directors may amend or modify the 2000 Plan in any respect at any time, subject to stockholder approval if required by applicable law or regulation or by applicable stock exchange rules. NYSE rules require stockholder approval of all equity compensation plans and material amendments to such plans.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options and awards pursuant to the 2000 Plan under the law as in effect on the date of this Proxy Statement. The rules governing the tax treatment of such options and awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the 2000 Plan, nor does it address state, local or non-U.S. taxes.

Grants of Options and Restricted Stock

Under current tax laws, neither the grant of an Option nor the grant of Restricted Stock is a taxable event to the recipient and the Company is not entitled to a deduction.

Exercise of Options

Upon the exercise of an Option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the shares of common stock received over the exercise price.

Restricted Stock

Unless a director who receives Restricted Stock makes an election under Section 83(b) of the Internal Revenue Code, the director generally is not required to recognize ordinary income on the award of the Restricted Stock. Instead, on the date shares of Restricted Stock vest (i.e., become transferable and no longer subject to forfeiture), the director will be required to recognize ordinary income in an amount equal to the fair market value of such shares. If a director makes a proper election under Section 83(b) of the Internal Revenue Code, the director will recognize ordinary income on the date of grant in an amount equal to the fair market value of the shares (determined without regard to the vesting) on the date of grant. In such case, the director will not be required to recognize additional ordinary income when the shares vest.

Character of the Ordinary Income and the Company’s Deduction

The ordinary income recognized by an eligible director as described above is compensation paid by the Company to an independent contractor and thus is not subject to withholding or employment taxes. Subject to the requirement of reasonableness, the Company will be entitled to a business expense (compensation) deduction in the same amount as the ordinary income recognized by an eligible director.

Sale of Stock Acquired Through the Exercise of an Option or Vesting of Restricted Stock

When the common stock received upon the exercise of an Option or the vesting of Restricted Stock subsequently is sold or exchanged in a taxable transaction, the holder generally will recognize capital gain (or loss) equal to the difference between (x) the sum of (i) the exercise price (in the case of an Option) of the shares sold plus (ii) the ordinary income recognized with respect to the shares sold, over (y) the sale price of the shares sold. Such gain (or loss) will be a capital gain (or loss) and will be long-term or short-term depending on how long the shares have been held after the date the Option was exercised or the Restricted Shares vested. If a director sells Restricted Stock after making a Section 83(b) election, the director will have a gain or loss equal to the difference between the total amount realized and the adjusted tax basis in the shares (the consideration paid for the shares, if any, plus the amount of ordinary income recognized as a result of the election). Special tax rules will apply if the option price for shares acquired by exercise of an Option is paid with previously owned shares.

RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 4)

The Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. KPMG served as the Company’s independent accounting firm for 2011. Although the Audit Committee has the sole authority and responsibility to select and evaluate the performance of the independent accounting firm for the Company, the Board is requesting, as a matter of good corporate governance, that the Company’s stockholders ratify the selection of KPMG for 2012.

The Board of Directors of the Company unanimously recommends that you vote “FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2012.

Ratification of the selection of KPMG requires the affirmative vote of a majority of the shares represented at the meeting in person or by proxy. If the stockholders do not ratify the selection of KPMG, the Audit Committee will reconsider the selection. However, because of the difficulty and expense of changing independent auditors at this point in the year, the selection of KPMG will probably be continued for 2012 in the absence of extraordinary reasons for making an immediate change. If the stockholders do ratify the selection of KPMG, the Audit Committee will retain the authority to make a change if warranted in its judgment.

Representatives of KPMG are expected to be present at the 2012 Annual Meeting of Stockholders, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the fees billed by KPMG, the Company’s independent registered public accounting firm, during the last two fiscal years:

	2011	2010
Audit Fees	$1,777,000	$835,000
Audit-Related Fees	92,000	89,500
Tax Fees	32,000	24,000

TOTAL	$1,901,000	$948,500

Audit Fees are fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements, audit of internal control over financial reporting, review of the Company’s quarterly financial statements or services normally provided in connection with statutory or regulatory filings.

Audit-Related Fees are fees for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements. Services performed by KPMG in this category consisted of the audit of the Company’s benefit plans.

Tax Fees are fees for professional services rendered by KPMG for tax compliance, tax advice and tax planning. Services performed by KPMG in this category for 2011 included the review of the Company’s 2010 federal income tax return.

Each engagement of the independent registered public accounting firm to perform audit or non-audit services must be approved in advance by the Company’s Audit Committee or by its Chairman pursuant to delegated authority.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL 5)

The Company is requesting your approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed and discussed under “EXECUTIVE COMPENSATION” on pages 16 - 32 of this Proxy Statement. We believe that our executive compensation:

•	is competitive as necessary to attract and retain qualified executives;

•	is appropriately tied to Company and individual performance;

•	is designed with both short-term and long-term business objectives of the Company in mind;

•	does not encourage excessive risk-taking by the Company’s management; and

•	properly aligns the interests of management with those of the Company’s stockholders.

For those reasons, we are asking you to approve the following resolution:

RESOLVED that the compensation of the Company’s named executive officers as described under “EXECUTIVE COMPENSATION” in the Company’s Proxy Statement for its 2012 Annual Meeting of Stockholders is approved.

Although the vote on approval of executive compensation is not binding, the Compensation Committee and the Board will consider the result of the vote in making future compensation decisions.

The Board of Directors of the Company unanimously recommends that you vote “FOR” Proposal 5 approving the compensation of the named executive officers as disclosed in this Proxy Statement.

OTHER BUSINESS (PROPOSAL 6)

The Board knows of no other business to be brought before the Annual Meeting. However, if any other matters are properly presented, it is the intention of the persons named in the accompanying proxy to take such action as in their judgment is in the best interest of the Company and its stockholders.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Stockholder proposals must be received by the Company at its principal executive offices no later than November 7, 2012 to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2013 Annual Meeting of Stockholders.

Under the Company’s Bylaws, written notice (containing the information required by the Bylaws) of any stockholder proposal for action at an annual meeting of stockholders (whether or not proposed for inclusion in the Company’s proxy materials) must be received by the Company at its principal executive offices not less than 90 nor more than 120 days prior to the anniversary date of the prior year’s annual meeting of stockholders and must be a proper subject for stockholder action.

BY ORDER OF THE BOARD OF DIRECTORS

THOMAS G. ADLER Secretary

March 7, 2012

Houston, Texas

EXHIBIT A

KIRBY CORPORATION

2005 STOCK AND INCENTIVE PLAN

ARTICLE I

GENERAL

Section 1.1. Purpose. The purpose of this Plan is to advance the interests of Kirby Corporation, a Nevada corporation (the “Company”), by providing an additional incentive to attract and retain qualified and competent employees for the Company and its subsidiaries, upon whose efforts and judgment the success of the Company is largely dependent, through the award of (i) Options to purchase shares of Common Stock (which Options may be Incentive Stock Options or Nonincentive Stock Options); (ii) shares of Restricted Stock; and (iii) Performance Awards.

Section 1.2. Definitions. As used herein, the following terms shall have the meaning indicated:

(a) “Award” means a grant under this Plan in the form of Options, Restricted Stock, Performance Awards or any combination of the foregoing.

(b) “Board” means the Board of Directors of the Company.

(c) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) The Board ceases to consist of a majority of Continuing Directors, with the term “Continuing Director” meaning a Director who (A) is a Director on the effective date of the Plan or (B) is nominated or appointed to serve as a Director by a majority of the then Continuing Directors;

(iii) (A) Any consolidation or merger of the Company or any Subsidiary that results in the holders of the Company’s voting securities immediately prior to the consolidation or merger having (directly or indirectly) less than a majority ownership interest in the outstanding voting securities of the surviving entity immediately after the consolidation or merger, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or (C) the liquidation or dissolution of the Company;

(iv) The stockholders of the Company accept a share exchange, with the result that stockholders of the Company immediately before such share exchange do not own, immediately following such share exchange, at least a majority of the voting securities of the entity resulting from such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange; or

(v) Any tender or exchange offer is made to acquire thirty percent (30%) or more of the voting securities of the Company, other than an offer made by the Company, and shares are acquired pursuant to that offer.

For purposes of this definition, the term “voting securities” means equity securities, or securities that are convertible or exchangeable into equity securities, that have the right to vote generally in the election of Directors.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee, if any, appointed by the Board.

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(f) “Date of Grant” means the date on which the Committee takes formal action to grant an Award to an Eligible Person or such later date as may be specified by the Committee when approving the Award.

(g) “Director” means a member of the Board.

(h) “Disability” means mental or physical disability as determined by a medical doctor satisfactory to the Committee.

(i) “Eligible Person” means an employee of the Company or a Subsidiary.

(j) “Existing Plan” means the 2005 Stock and Incentive Plan as approved by the stockholders of the Company on April 26, 2005 and as amended through July 22, 2008.

(k) “Fair Market Value” of a Share means the closing price on the New York Stock Exchange on the day of reference. If the Shares are not listed for trading on the New York Stock Exchange, the Fair Market Value on the date of reference shall be determined by any fair and reasonable means prescribed by the Committee.

(l) “Incentive Stock Option” means an option that is an incentive stock option as defined in Section 422 of the Code.

(m) “Nonincentive Stock Option” means an option that is not an Incentive Stock Option.

(n) “Option” means any option granted under this Plan.

(o) “Optionee” means a person to whom a stock option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

(p) “Participant” means a person to whom an Award is granted under the Plan.

(q) “Performance Award” means an Award granted pursuant to Article IV.

(r) “Performance Objectives” means the objectives established by the Committee pursuant to Section 4.1(b).

(s) “Performance Period” means the period over which the performance of a holder of a Performance Award is measured.

(t) “Plan” means this Kirby Corporation 2005 Stock and Incentive Plan.

(u) “Restricted Stock” means Shares granted under this Plan that are subject to restrictions imposed by the Committee pursuant to Article III.

(v) “Restricted Stock Award” means an award of Restricted Stock under this Plan.

(w) “Section 162(m) Participant” means each Participant who would be a “covered employee” under Section 162(m) of the Code.

(x) “Share” means a share of the common stock, par value ten cents ($0.10) per share, of the Company.

(y) “Subsidiary” means any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 1.3. Total Shares and Limitations.

(a) The maximum number of Shares that may be issued under the Plan shall be Five Million (5,000,000) Shares, which may be from Shares held in the Company’s treasury or from authorized and unissued Shares. If any Award granted

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under the Plan shall terminate, expire or be cancelled or surrendered as to any Shares, or the Award is paid in cash in lieu of Shares, the Shares that were subject to such Award shall not count against the above limit and shall again be available for grants under the Plan. Shares equal in number to the Shares surrendered in payment of the option price of an Option and Shares that are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit and shall be available for grants under the Plan. All Share numbers in the Plan reflect the 2-for-1 split of the common stock of the Company effected on May 31, 2006.

(b) The maximum aggregate number of Shares that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall be 1,000,000.

(c) The maximum number of Shares that may be issued to any Participant pursuant to the exercise of Options during any calendar year shall be 500,000.

(d) The maximum number of Shares that may be issued to any Participant pursuant to any Performance Award during the term of the Plan shall be 400,000.

(e) The maximum amount of cash that may be paid to any Participant pursuant to any Performance Award during any calendar year shall be $5,000,000.

Section 1.4. Awards Under the Plan.

(a) Only Eligible Persons may receive awards under the Plan. Awards to Eligible Persons may be in the form of (i) Options; (ii) shares of Restricted Stock; (iii) Performance Awards; or (iv) any combination of the foregoing. No Award shall confer on any person any right to continue as an employee of the Company or any Subsidiary.

(b) Each Award shall be evidenced by an agreement containing any terms deemed necessary or desirable by the Committee that are not inconsistent with the Plan or applicable law.

ARTICLE II

STOCK OPTIONS

Section 2.1. Grant of Options. The Committee may from time to time grant Options to Eligible Persons. Options may be Incentive Stock Options or Nonincentive Stock Options as designated by the Committee on or before the Date of Grant. If no such designation is made by the Committee for an Option, the Option shall be a Nonincentive Stock Option. The aggregate Fair Market Value (determined as of the Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company and any parent or subsidiary of the Company (as defined in Section 424 of the Code) shall not exceed $100,000.

Section 2.2. Exercise Price. The exercise price per Share for any Option shall be determined by the Committee, but shall not be less than the Fair Market Value on the Date of Grant and shall not be less than 110% of the Fair Market Value on the Date of Grant for any Incentive Stock Option if the Optionee is a person who owns directly or indirectly (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

Section 2.3. Term of Option. The term of an Option shall be determined by the Committee, provided that, in the case of an Incentive Stock Option, if the grant is to a person who owns directly or indirectly (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the term of the Option shall not exceed five years from the Date of Grant. Notwithstanding any other provision of this Plan, no Option shall be exercised after the expiration of its term.

Section 2.4. Vesting. Options shall be exercisable at such times and subject to such terms and conditions as the Committee shall specify in the option agreement. Unless the option agreement specifies otherwise, the

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Committee shall have discretion at any time to accelerate such times and otherwise waive or amend any conditions in respect of all or any portion of any Options. Notwithstanding the other provisions of this Section 2.4 and unless otherwise provided in the option agreement, upon the occurrence of a Change in Control, all Options outstanding at the time of the Change in Control shall become immediately exercisable.

Section 2.5. Termination of Options.

(a) Except as otherwise provided in the option agreement, the portion of an Option that is exercisable shall automatically and without notice terminate upon the earliest to occur of the following:

(i) thirty (30) days after the date on which the Optionee ceases to be an Employee for any reason other than (x) death, (y) Disability or (z) termination for cause;

(ii) one (1) year after the date on which the Optionee ceases to be an Employee as a result of a Disability;

(iii) either (y) one (1) year after the death of the Optionee or (z) six (6) months after the death of the Optionee if the Optionee dies during the 30-day period described in Section 2.5(a)(i) or the one-year period described in Section 2.5(a)(ii);

(iv) the date on which the Optionee ceases to be an Employee as a result of a termination for cause; and

(v) the tenth anniversary of the Date of Grant of the Option.

(b) The portion of an Option that is not exercisable shall automatically and without notice terminate on the date on which the Optionee ceases to be an Employee for any reason.

(c) The Committee shall have discretion at any time to extend the term of any Nonincentive Stock Option to any date that is not later than the date described in Section 2.5(a)(v).

Section 2.6. Exercise of Options. An Option may be exercised in whole or in part to the extent exercisable in accordance with Section 2.4 and the option agreement. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option and (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made. Unless further limited by the Committee for any Option, the exercise price of any Shares purchased shall be paid solely in cash, by certified or cashier’s check, by money order, by personal check or with Shares owned by the Optionee for at least six months, or by a combination of the foregoing. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date received by the Company.

Section 2.7. Corporate Transactions.

(a) In the event of a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, the Board or the Committee may provide for payment in cash or in securities of the Company or the surviving entity in lieu of and in complete satisfaction of Options.

(b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

(c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any

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or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

Section 2.8. Issuance of Shares. No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to any Option unless and until such Shares (whether represented by certificates or in book-entry or other electronic form) shall have been issued and delivered to such person.

ARTICLE III

RESTRICTED STOCK

Section 3.1. Grant of Restricted Stock Awards. The Committee may from time to time grant Restricted Stock Awards to Eligible Persons.

Section 3.2. Terms and Conditions of Restricted Stock Awards. Each Restricted Stock Award shall specify the number of shares of Restricted Stock awarded, the price, if any, to be paid by the Participant receiving the Restricted Stock Award, the date or dates on which the Restricted Stock will vest and any other terms and conditions that the Committee may determine. The vesting and number of shares of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or its Subsidiaries or upon the attainment of any performance goals established by the Committee, including without limitation goals related to the performance of the Company or any Subsidiary, division, department or other unit of the Company, the performance of the Company’s common stock or other securities, the performance of the recipient of the Restricted Stock Award or any combination of the foregoing.

Section 3.3. Restrictions on Transfer. Unless otherwise provided in the grant relating to a Restricted Stock Award, the Restricted Stock granted to a Participant (whether represented by certificates or in book-entry or other electronic form) shall be registered in the Participant’s name or, at the option of the Committee, not issued until such time as the Restricted Stock shall become vested or as otherwise determined by the Committee. If certificates are issued prior to the shares of Restricted Stock becoming vested, such certificates shall either be held by the Company on behalf of the Participant, or delivered to the Participant bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as determined by the Committee. The Committee shall determine whether the Participant shall have the right to vote and/or receive dividends on the Restricted Stock before it has vested. Except as may otherwise be expressly permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned or pledged by the Participant until such share has vested in accordance with the terms of the Restricted Stock Award. Unless the grant of a Restricted Stock Award specifies otherwise, in the event that a Participant ceases to be an Employee before all the Participant’s Restricted Stock has vested, or in the event other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award agreement, the shares of Restricted Stock that have not vested shall be forfeited and any purchase price paid by the Participant for the forfeited Shares shall be returned to the Participant. At the time Restricted Stock vests (and, if the Participant has been issued legended certificates for Restricted Stock, upon the return of such certificates to the Company), such vested shares shall be issued to the Participant (or the beneficiary designated by the Participant in the event of death), in certificated or book entry or other electronic form, free of all restrictions.

Section 3.4. Accelerated Vesting. Notwithstanding the vesting conditions set forth in a Restricted Stock Award, unless the Restricted Stock Award grant or other agreement with the Participant specifies otherwise:

(a) the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of a Restricted Stock Award, and

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(b) all shares of Restricted Stock shall vest upon a Change in Control of the Company.

Section 3.5. Section 83(b) Election. If a Participant receives Restricted Stock that is subject to a “substantial risk of forfeiture,” such Participant may elect under Section 83(b) of the Code to include in his or her gross income, for the taxable year in which the Restricted Stock is received, the excess of the Fair Market Value of such Restricted Stock on the Date of Grant (determined without regard to any restriction other than one which by its terms will never lapse), over the amount paid for the Restricted Stock. If the Participant makes the Section 83(b) election, the Participant shall (a) make such election in a manner that is satisfactory to the Committee, (b) provide the Company with a copy of such election, (c) agree to notify the Company promptly if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election and (d) agree to such federal and state income tax withholding as the Committee may reasonably require in its sole discretion.

ARTICLE IV

PERFORMANCE AWARDS

Section 4.1. Terms and Conditions of Performance Awards. The Committee may from time to time grant Awards that are intended to be “performance-based compensation,” which are payable in stock, cash or a combination thereof, at the discretion of the Committee.

(a) Performance Period. The Committee shall establish a Performance Period for each Performance Award at the time such Performance Award is granted. A Performance Period may overlap with Performance Periods relating to other Performance Awards granted hereunder to the same Participant. The Committee shall not grant Performance Awards to Section 162(m) Participants after the earliest to occur of (i) the 90th day after the start of the Performance Period, (ii) the date on which 25% of the Performance Period has elapsed or (iii) the date on which the satisfaction of the Performance Objectives becomes substantially certain.

(b) Performance Objectives. The Committee shall establish written performance objectives for the Participant at the time of the grant of each Performance Award. Each Performance Award shall be contingent upon the achievement of the Performance Objectives established by the Committee. Performance Objectives shall be based on earnings, cash flow, economic value added, total stockholder return, return on equity, return on capital, return on assets, revenues, operating profit, EBITDA, net profit, earnings per share, stock price, cost reduction goals, debt to capital ratio, financial return ratios, profit or operating margins, working capital or other comparable objective tests selected by the Committee, or any combination of the foregoing, for the Company on a consolidated basis or, if applicable, for one or more Subsidiaries, divisions, departments or other units of the Company or one or more of its Subsidiaries.

(c) Amount; Frequency. The Committee shall determine at the time of grant of Performance Awards the target and maximum values of Performance Awards and the date or dates when Performance Awards are earned.

(d) Payment. Following the end of each Performance Period, the holder of each Performance Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the Performance Objectives for such Performance Period, as determined in writing by the Committee. Unless otherwise provided in the Performance Award, if the Participant exceeds the specified minimum level of acceptable achievement but does not attain the Performance Objectives, the Participant shall be deemed to have partly earned the Performance Award, and shall become entitled to receive a portion of the total award, as determined by the Committee. Unless otherwise provided in the Performance Award, if a Performance Award is granted after the start of a Performance Period, the Performance Award shall be reduced to reflect the portion of the Performance Period during which the Performance Award was in effect.

(e) Termination of Employment. Unless otherwise provided in the Performance Award, a Participant who receives a Performance Award and who ceases to be an Employee as a result of death, Disability or retirement before the end of the applicable Performance Period shall be entitled to receive, to the extent earned as a result of

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the full or partial achievement of the Performance Objectives during the Performance Period, a portion of the Performance Award that is proportional to the portion of the Performance Period during which the Participant was employed, with payment to be made following the end of the Performance Period. Unless otherwise provided in the Performance Award, a Participant who receives a Performance Award who ceases to be an Employee for any reason other than death, Disability or retirement shall not be entitled to any part of the Performance Award.

(f) Accelerated Vesting. Notwithstanding the vesting conditions set forth in a Performance Award, unless the Performance Award specifies otherwise (i) the Committee may in its discretion at any time accelerate the time at which the Performance Award is considered to have been earned or otherwise waive or amend any conditions (including but not limited to Performance Objectives) in respect of a Performance Award, and (ii) all Performance Awards shall be considered earned upon a Change in Control of the Company. In addition, upon a Change in Control of the Company, unless a Performance Award specifies otherwise, each Participant shall receive the target Performance Award such Participant could have earned for the proportionate part of the Performance Period prior to the Change in Control, and shall retain the right to earn any additional portion of his or her Performance Award if such Participant remains in the Company’s employ through the end of the Performance Period.

(g) Stockholder Rights. The holder of a Performance Award shall, as such, have none of the rights of a stockholder of the Company.

(h) Annual Incentive Plan. Cash awards based on the attainment of the performance objectives established under the Company’s Annual Incentive Plan may, in the Committee’s discretion, be considered Performance Awards granted under the Plan, provided that such awards are subject to the terms and conditions of this Article IV.

ARTICLE V

ADDITIONAL PROVISIONS

Section 5.1. Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions arising with respect to the Plan, to establish performance criteria in respect of Awards under the Plan, to determine whether Plan requirements have been met for any Participant in the Plan and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan. All decisions and acts of the Committee shall be final and binding upon all affected Participants. If there is no Committee, the Board shall administer the Plan and in such case all references to the Committee shall be deemed to be references to the Board.

Section 5.2. Adjustments for Changes in Capitalization. In the event of any (a) stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidations, liquidations, split-ups, split-offs, spin-offs or other similar changes in capitalization, (b) distributions to stockholders, including a rights offering, other than regular cash dividends, (c) changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued Shares resulting from a split-up or consolidation of Shares or any similar capital adjustment or the payment of any stock dividend, (d) Share repurchase at a price in excess of the market price of the Shares at the time such repurchase is announced or (e) other similar increase or decrease in the number of the Shares, the Committee, in its sole discretion, shall make appropriate adjustment in the number and kind of shares authorized by the Plan in the number, price or kind of shares covered by the Awards and in any outstanding Awards under the Plan. In addition, upon the occurrence of any event described in this Section 5.2, the Committee, in its sole discretion, shall make appropriate adjustment in the limits specified in Section 1.3(b), (c) and (d) so that the effect of such limits is, as nearly as practicable, equivalent to the effect of such limits prior to the event in question, provided that any such adjustment complies with applicable laws and does not cause an award that is intended to satisfy the performance-based compensation exception under Section 162(m) of the Code to fail to satisfy the exception. In the event of any adjustment in the number of Shares covered by any Award, any fractional Shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full Shares resulting from such adjustment.

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Section 5.3. Amendment.

(a) The Board may amend or modify the Plan in any respect at any time, subject to stockholder approval if required by applicable law or regulation or by applicable stock exchange rules. Such action shall not impair any of the rights of any Participant with respect to any Award outstanding on the date of the amendment or modification without the Participant’s written consent.

(b) The Committee shall have the authority to amend any Award to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding Award may be revoked or altered in a manner unfavorable to the Participant without the written consent of the Participant.

Section 5.4. Transferability of Awards. An Award shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution. So long as a Participant lives, only such Participant or his or her guardian or legal representative shall have the right to exercise such Award.

Section 5.5. Beneficiary. A Participant may file with the Company a written designation of beneficiary, on such form as may be prescribed by the Committee, to receive any Shares, Awards or payments that become deliverable to the Participant pursuant to the Plan after the Participant’s death. A Participant may, from time to time, amend or revoke a designation of beneficiary. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 5.6. Non-uniform Determinations. Determinations by the Committee under the Plan (including, without limitation, determinations of the Eligible Persons to receive Awards, the form, amount and timing of Awards, the terms and provisions of Awards and the agreements evidencing Awards and provisions with respect to termination of employment) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

Section 5.7. Duration and Termination. The Plan shall be of unlimited duration, provided that no Incentive Stock Option shall be granted under the Plan on or after the tenth anniversary of the effective date of the Plan. The Board may suspend, discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any holder of any Award outstanding on the date of the Plan’s suspension, discontinuance or termination without the holder’s written consent.

Section 5.8. Withholding. Prior to the issuance of any Shares under the Plan, arrangements satisfactory to the Committee in its sole discretion shall have been made for the Participant’s payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company or Subsidiary employing the Participant to withhold in accordance with applicable federal or state income tax withholding requirements. If the Committee allows Shares to be withheld from an Award to satisfy such withholding requirements, the amount withheld in Shares shall not exceed the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. When payments under the Plan are made in cash, such payments shall be net of an amount sufficient to satisfy such withholding requirements.

Section 5.9. Agreements and Undertakings. As a condition of any issuance or transfer of Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, any agreement or any law or regulation including, but not limited to, the following:

(a) a representation, warranty or agreement by the Participant to the Company that the Participant is acquiring the Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b) a representation, warranty or agreement to be bound by any restrictions that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares.

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Section 5.10. Uncertificated Shares. In lieu of issuing stock certificates for Shares acquired pursuant to the Plan, the Company may issue such Shares in book-entry or other electronic or uncertificated form, unless prohibited by applicable law or regulation or by applicable stock exchange rules.

Section 5.11. Governing Law. The Plan shall be governed by the laws of the State of Texas except to the extent that federal law or Nevada corporate law is controlling.

Section 5.12. Effective Date. The Plan amends and restates the Existing Plan in its entirety, effective upon approval by the stockholders of the Company on April 24, 2012.

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Exhibit B

KIRBY CORPORATION

2000 NONEMPLOYEE DIRECTOR STOCK PLAN

ARTICLE I

GENERAL

Section 1.1. Purpose. The purpose of this Plan is to advance the interests of Kirby Corporation, a Nevada corporation (the “Company”), by providing an additional incentive to attract and retain qualified and competent directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

Section 1.2. Definitions. As used herein, the following terms shall have the meaning indicated:

(a) “Award” means a grant under this Plan in the form of an Option or Restricted Stock.

(b) “Board” means the Board of Directors of the Company.

(c) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting securities or, if a person is the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company’s outstanding voting securities as of the date a particular Award is granted, such person becomes the beneficial owner, directly or indirectly, of additional voting securities representing ten percent (10%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) During any period of twelve (12) months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of the Directors unless the election, or the nomination for election by the Company’s stockholders, of each new Director was approved by a vote of at least a majority of the Directors then still in office who were Directors at the beginning of the period;

(iii) (A) Any consolidation or merger of the Company or any Subsidiary that results in the holders of the Company’s voting securities immediately prior to the consolidation or merger having (directly or indirectly) less than a majority ownership interest in the outstanding voting securities of the surviving entity immediately after the consolidation or merger, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or (C) the liquidation or dissolution of the Company;

(iv) The stockholders of the Company accept a share exchange, with the result that stockholders of the Company immediately before such share exchange do not own, immediately following such share exchange, at least a majority of the voting securities of the entity resulting from such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange; or

(v) Any tender or exchange offer is made to acquire thirty percent (30%) or more of the voting securities of the Company, other than an offer made by the Company, and shares are acquired pursuant to that offer.

For purposes of this definition, the term “voting securities” means equity securities, or securities that are convertible or exchangeable into equity securities, that have the right to vote generally in the election of Directors.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

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(e) “Committee” means the Compensation Committee, if any, appointed by the Board.

(f) “Compensation Plan” means the written plan or program in effect from time to time, as approved by the Board, which sets forth the compensation to be paid to Eligible Directors.

(g) “Date of Grant” means the date on which an Option or Restricted Stock is granted to an Eligible Director.

(h) “Director” means a member of the Board.

(i) “Eligible Director” means a Director who is not an employee of the Company or a Subsidiary.

(j) “Existing Plan” means the 2000 Nonemployee Director Stock Option Plan as adopted by the Board on September 22, 2000 and as amended through May 27, 2011.

(k) “Fair Market Value” of a Share means the closing price on the New York Stock Exchange on the day of reference. If the Shares are not listed for trading on the New York Stock Exchange, the Fair Market Value on the date of reference shall be determined by any fair and reasonable means prescribed by the Committee.

(l) “Nonincentive Stock Option” means an option that is not an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

(m) “Option” means any option granted under this Plan.

(n) “Optionee” means a person to whom a stock option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

(o) “Payment Date” means the last day of a calendar quarter.

(p) “Plan” means this 2000 Nonemployee Director Stock Plan for Kirby Corporation.

(q) “Restricted Stock” means Shares granted under this Plan that are subject to restrictions described in Article III and the Compensation Plan.

(r) “Share” means a share of the common stock, par value ten cents ($0.10) per share, of the Company.

(s) “Subsidiary” means any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.3. Total Shares and Limitations.

(a) The maximum number of Shares that may be issued under this Plan shall be One Million Five Hundred Thousand (1,500,000) Shares, which may be from Shares held in the Company’s treasury or from authorized and unissued Shares. If any Award granted under the Plan shall terminate, expire or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares or such Shares may thereafter be issued as Restricted Stock. All Share numbers in the Plan reflect the 2-for-1 split of the common stock of the Company effected on May 31, 2006.

(b) The maximum aggregate number of Shares that may be issued upon the exercise of Options granted pursuant to Section 2.5 or as Restricted Stock pursuant to Section 3.4 shall be Ten Thousand (10,000) Shares.

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ARTICLE II

STOCK OPTIONS

Section 2.1. Automatic Grant of Options. Options shall automatically be granted to Eligible Directors as provided in Sections 2.2, 2.3 and 2.4 and may be granted in the discretion of the Committee as provided in Section 2.5. All Options shall be Nonincentive Stock Options. Each Option shall be evidenced by an option agreement containing such terms deemed necessary or desirable by the Committee that are not inconsistent with the Plan or any applicable law. Neither the Plan nor any Option shall confer upon any person any right to continue to serve as a Director.

Section 2.2. Automatic One-Time Grant. Each Eligible Director shall automatically be granted an Option for Ten Thousand (10,000) Shares on the date of such Eligible Director’s first election as a Director.

Section 2.3. Automatic Annual Grants. Immediately after each annual meeting of stockholders of the Company, each Eligible Director shall automatically be granted an Option for Six Thousand (6,000) Shares.

Section 2.4. Election to Receive Options. If the Compensation Plan permits Eligible Directors to elect to receive an Option in lieu of all or part of Director fees otherwise payable in cash, each Eligible Director who has properly and timely made such election as provided in the Compensation Plan shall automatically be granted an Option for a number of Shares equal to (i) the amount of the fee such Eligible Director elects to receive in the form of an Option divided by (ii) the Fair Market Value of a Share on the Date of Grant multiplied by (iii) 3, with the result rounded to the nearest whole Share.

Section 2.5. Discretionary Grant of Options. The Committee may in its discretion grant Options to Eligible Directors in addition to the Options granted pursuant to Sections 2.2, 2.3 and 2.4.

Section 2.6. Option Price. The option price per Share for any Option shall be the Fair Market Value on the Date of Grant.

Section 2.7. Date of Grant.

(a) The Date of Grant of an Option granted under Section 2.2 shall be the date of the Eligible Director’s first election as a Director.

(b) The Date of Grant of an Option granted under Section 2.3 shall be the date of the annual meeting of stockholders of the Company to which the grant relates.

(c) The Date of Grant of an Option granted under Section 2.4 shall be the date of the next annual meeting of stockholders after the election by the Eligible Director pursuant to the Compensation Plan to receive the Option in lieu of cash fees, except that, for an Eligible Director elected between annual stockholder meetings, the Date of Grant shall be the date of his or her election as a Director.

(d) The Date of Grant of an Option granted under Section 2.5 shall be the date on which the Committee takes formal action to grant the Option or such later date as may be specified by the Committee when granting the Option.

Section 2.8. Vesting.

(a) An Option granted under Section 2.2 shall be exercisable on or after the Date of Grant.

(b) An Option granted under Section 2.3 shall become exercisable six months after the Date of Grant.

(c) An Option granted under Section 2.4 shall become exercisable on the Payment Date(s) following the Date of Grant as provided in this Section 2.7(c). The number of Shares as to which an Option granted under Section 2.4 will become exercisable on each Payment Date after the Date of Grant shall equal the number of Shares subject to the Option divided by the number of Payment Dates occurring after the Date of Grant and before the first anniversary of the most recent annual meeting of stockholders of the Company.

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(d) An Option granted under Section 2.5 shall become exercisable six months after the Date of Grant.

(e) Notwithstanding the other provisions of this Section 2.7, (i) an Option shall only become exercisable as provided in this Section 2.7 if the Optionee is a Director at the time the Option would otherwise become exercisable and (ii) upon the occurrence of a Change in Control, all Options outstanding at the time of the Change in Control shall become immediately exercisable.

Section 2.9. Term of Options. The portion of an Option that is exercisable shall automatically and without notice terminate upon the earlier of (a) one (1) year after the Optionee ceases to be a Director for any reason or (b) ten (10) years after the Date of Grant of the Option. The portion of an Option that is not exercisable shall automatically and without notice terminate at the time the Optionee ceases to be a Director for any reason.

Section 2.10. Exercise of Options. Any Option may be exercised in whole or in part to the extent exercisable in accordance with Section 2.7. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option and (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid solely in cash, by certified or cashier’s check, by money order, by personal check or with Shares owned by the Optionee for at least six months, or by a combination of the foregoing. If the option price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date received by the Company.

Section 2.11. Adjustment of Shares.

(a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares, then and in such event:

(i) appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under the Plan, and the numbers of Options to be granted under Sections 2.2, 2.3, 2.4 and 2.5, so that the same proportion of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned, and

(ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same proportion of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

(b) In the event of a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, the Board or the Committee may provide for any or all of the following alternatives: (i) for Options to become immediately exercisable, (ii) for exercisable Options to be cancelled immediately prior to such transaction, (iii) for the assumption by the surviving entity of the Plan and the Options, with appropriate adjustments in the number and kind of shares and exercise prices or (iv) for payment in cash or stock in lieu of and in complete satisfaction of Options.

(c) Any fractional shares resulting from any adjustment under this Section 2.10 shall be disregarded and each Option shall cover only the number of full shares resulting from such adjustment.

(d) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

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(e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

Section 2.12. Transferability of Options. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and that so long as an Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise such Option.

Section 2.13. Issuance of Shares. No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to any Option unless and until such Shares (whether in certificated or in book entry or other electronic form) shall have been issued and delivered to such person. As a condition of any transfer of Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, any agreement or any law or regulation including, but not limited to, the following:

(a) a representation, warranty or agreement by the Optionee to the Company, at the time any Option is exercised, that the Optionee is acquiring the Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b) a representation, warranty or agreement to be bound by any restrictions that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares.

ARTICLE III

RESTRICTED STOCK

Section 3.1. Automatic Grants of Restricted Stock. Restricted Stock shall automatically be granted to Eligible Directors as provided in Sections 3.2 and 3.3 and may be granted in the discretion of the Committee as provided in Section 3.4. Each Restricted Stock grant shall be evidenced by an agreement containing such terms deemed necessary or desirable by the Committee that are not inconsistent with the Plan or any applicable law. No grant of Restricted Stock shall confer upon any person any right to continue to serve as a Director.

Section 3.2. Automatic Annual Grants. Immediately after each annual meeting of stockholders of the Company, each Eligible Director shall automatically be granted One Thousand (1,000) shares of Restricted Stock.

Section 3.3. Election to Receive Restricted Stock. If the Compensation Plan permits Eligible Directors to elect to receive Restricted Stock in lieu of all or part of Director fees otherwise payable in cash, each Eligible Director who has properly and timely made such election as provided in the Compensation Plan shall automatically be granted a number of Shares of Restricted Stock equal to (i) the amount of the fee such Eligible Director elects to receive in the form of Restricted Stock divided by (ii) the Fair Market Value of a Share on the Date of Grant multiplied by (iii) 1.2, with the result rounded to the nearest whole Share.

Section 3.4. Discretionary Grant of Restricted Stock. The Committee may in its discretion grant Restricted Stock to Eligible Directors in addition to Restricted Stock granted pursuant to Sections 3.2 and 3.3.

Section 3.5. Date of Grant.

(a) The Date of Grant of Restricted Stock granted under Section 3.2 shall be the date of the annual meeting of stockholders of the Company to which the grant relates.

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(b) The Date of Grant of Restricted Stock granted under Section 3.3 shall be the date of the next annual meeting of stockholders after the election by the Eligible Director pursuant to the Compensation Plan to receive the Restricted Stock in lieu of cash fees, except that, for an Eligible Director elected between annual stockholder meetings, the Date of Grant shall be the date of his or her election as a Director.

(c) The Date of Grant of Restricted Stock granted under Section 3.4 shall be the date on which the Committee takes formal action to grant the Restricted Stock.

Section 3.6. Vesting.

(a) Restricted Stock granted under Section 3.2 shall vest six months after the Date of Grant.

(b) Restricted Stock granted under Section 3.3 shall vest on the Payment Date(s) following the Date of Grant as provided in this Section 3.6(b). The number of Shares of Restricted Stock granted under Section 3.3 that will vest on each Payment Date after the Date of Grant shall equal the number of Shares of Restricted Stock granted divided by the number of Payment Dates occurring after the Date of Grant and before the first anniversary of the most recent annual meeting of stockholders of the Company.

(c) Restricted Stock granted under Section 3.4 shall vest six months after the Date of Grant.

(d) Notwithstanding the other provisions of this Section 3.6, (i) Restricted Stock shall only vest as provided in this Section 3.6 if the holder is a Director at the time the Restricted Stock would otherwise vest and (ii) upon the occurrence of a Change in Control, all Restricted Stock issued under the Plan that is outstanding at the time of the Change in Control shall immediately vest.

(e) Notwithstanding the vesting conditions set forth in the Plan or the Compensation Plan, the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of Restricted Stock under the Plan.

Section 3.7. Restrictions on Transfer. Restricted Stock granted to an Eligible Director under the Plan (whether represented by stock certificates or in book entry or other electronic form) shall be registered in the Director’s name or, at the option of the Committee, not issued until such time as the Restricted Stock shall become vested or as otherwise determined by the Committee. If certificates are issued prior to the Shares of Restricted Stock becoming vested, such certificates shall either be held by the Company on behalf of the Director, or delivered to the Director bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as determined by the Committee. The Director shall have the right to vote and receive dividends on the Restricted Stock before it has vested. Except as may otherwise be expressly permitted by the Committee, no Share of Restricted Stock may be sold, transferred, assigned or pledged by the Director until such Share has vested. In the event that a Director ceases to be a Director before all the Director’s Restricted Stock has vested, the Shares of Restricted Stock that have not vested shall be forfeited. At the time Restricted Stock vests (and, if the Director has been issued legended certificates for Restricted Stock, upon the return of such certificates to the Company), such vested Shares shall be issued to the Director, in certificated or book entry or other electronic form, free of all restrictions.

Section 3.8. Issuance of Shares. As a condition of the issuance of any Shares of Restricted Stock, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, any agreement or any law or regulation including, but not limited to, the following:

(a) a representation, warranty or agreement by the Eligible Director to the Company that the Eligible Director is acquiring the Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

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(b) a representation, warranty or agreement to be bound by any restrictions that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares.

Section 3.9. Section 83(b) Election. If a Director receives Restricted Stock that is subject to a “substantial risk of forfeiture,” the Director may elect under Section 83(b) of the Code to include in his or her gross income, for the taxable year in which the Restricted Stock is received, the Fair Market Value of such Restricted Stock on the Date of Grant. If the Director makes the Section 83(b) election, the Director shall (a) make such election in a manner that is satisfactory to the Committee, (b) provide the Company with a copy of such election and (c) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election.

ARTICLE IV

ADDITIONAL PROVISIONS

Section 4.1. Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions arising with respect to the Plan and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan. All decisions and acts of the Committee shall be final and binding upon all affected Optionees and holders of Restricted Stock. If there is no Committee, the Board shall administer the Plan and in such case all references to the Committee shall be deemed to be references to the Board.

Section 4.2. Adjustment of Shares. If at any time while the Plan is in effect, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares, the Committee shall make an appropriate adjustment in the number and kind of Shares then subject to being issued under the Plan, so that the same proportion of the Company’s issued and outstanding Shares shall continue to be subject to issuance under the Plan upon the exercise of Options or as Restricted Stock.

Section 4.3. Amendment. The Board may amend or modify the Plan in any respect at any time, subject to stockholder approval if required by applicable law or regulation or by applicable stock exchange rules.

Section 4.4. Duration and Termination. The Plan shall be of unlimited duration. The Board may suspend, discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any holder of any Option or Restricted Stock outstanding on the date of the Plan’s suspension, discontinuance or termination without the holder’s written consent.

Section 4.5. Effective Date. The Plan amends and restates the Existing Plan in its entirety, effective upon approval by the stockholders of the Company on April 24, 2012.

7

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2,3,4 and 5.											+
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Bob G. Gower	☐	☐	☐	02 - Monte J. Miller	☐	☐	☐	03 - Joseph H. Pyne	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Approval of amendments to Kirby’s 2005 Stock and Incentive Plan.	☐	☐	☐	3.	Approval of an amendment to Kirby’s 2000 Nonemployee Director Stock Plan.	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

4.	Ratification of the selection of KPMG LLP as Kirby’s independent registered public accounting firm for 2012.	☐	☐	☐	5.	Advisory vote on the approval of the compensation of Kirby’s named executive officers.	☐	☐	☐

6.	The Proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — Kirby Corporation

55 Waugh Drive, Suite 1000

P.O. Box 1745

Houston, Texas 77251-1745

This Proxy is solicited on behalf of the Board of Directors of Kirby Corporation.

The undersigned hereby appoints Joseph H. Pyne, David W. Grzebinski, G. Stephen Holcomb and Thomas G. Adler, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated below, all the shares of common stock, par value $0.10 per share, of Kirby Corporation (the “Company”) held of record by the undersigned as of the close of business on March 1, 2012, at the Annual Meeting of Stockholders to be held on April 24, 2012, at 55 Waugh Drive, 9th floor, Houston, Texas 77007 at 10:00 A.M. (CDT) and any adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PERSONS LISTED IN PROPOSAL 1. SHOULD ANY OF THEM REFUSE OR BECOME UNABLE TO ACCEPT ELECTION AS A DIRECTOR OF THE COMPANY, THE PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON OR PERSONS AS MAY BE NOMINATED OR DESIGNATED BY THE BOARD OF DIRECTORS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 2, 3, 4 AND 5. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 6.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side)